As filed with the Securities and Exchange Commission on April 2, 2014	Registration No. 333-193073

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
PRE-EFFECTIVE AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenscape Laboratories Inc.
(Exact name of registrant as specified in its charter)

Wyoming	8734	46-3257259
(State of Incorporation)	(Primary Standard Industrial)	(IRS Employer)
	Classification Number	Identification Number

Greenscape Laboratories, Inc.
1311 East La Rua St.
Pensacola, FL 32501
850-723-7496

(Address and telephone number of principal executive offices and principal place of business)

1311 East La Rua St.
Pensacola, FL 32501
850-723-7496

(Name, address and telephone number of agent for service)

  Copies to:

C. Parkinson Lloyd, Esq.
Kirton McConkie
50 East South Temple
Suite 400
Salt Lake City, UT 84111

James R. J. Scheltema, CPA, Esq.
1311 East La Rua St.
Pensacola, FL 32501
850-723-7496

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities	Amount to Be	Offering Price	Aggregate	Registration
to be Registered	Registered(3)	per Share	Offering Price	Fee (1)(2)

Common Stock, par value $0.0001 per share (3)	36,152,718 shares	$.0001	$3,615.27	$1
______________
(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .00011460 of the aggregate offering price. Fee paid with initial filing. No additional fee due.

(3) Represents shares of the registrant's common stock being registered for resale that have been issued to the registering shareholders named in this registration statement.

Greenscape Laboratories, Inc., hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. HDRE may not distribute these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
DATED APRIL 2, 2014
GREENSCAPE LABORATORIES INC.

36,152,718 SHARES OF COMMON STOCK

This Prospectus is being furnished to you as a shareholder of HD Retail Solutions, Inc. (“HDRE”) in connection with the planned distribution (the “Distribution” or the “spin-off”) by HDRE to its shareholders of all the shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of Greenscape Laboratories, Inc., (“Greenscape” or “GL”) held by HDRE immediately prior to the spin-off. Immediately prior to the time of the Distribution, HDRE will hold 36,152,718 shares of Greenscape’s outstanding shares of Common Stock and Preferred Stock.

At the time of the Distribution, HDRE will distribute 36,152,718 shares of Greenscape Common Stock on a pro rata basis to holders of HDRE common stock.  Every one (1) share of HDRE common stock outstanding as of the close of business on April ___, 2014, the record date for the spin-off (the “Record Date”), will entitle the holder thereof to receive one share of Greenscape Common Stock. The Distribution will be made in book-entry form.  No fractional shares of Greenscape Common Stock will be distributed.

The Distribution will be effective as of 11:59 p.m., Eastern Daylight Time, on April ___, 2014, which GL refers to hereinafter as the “Distribution Date.” Immediately after the Distribution is completed, Greenscape Laboratories will be a publicly traded company independent from HDRE. From and after the Distribution, certificates representing HDRE common stock will continue to represent HDRE common stock.

No action will be required of you to receive shares of Greenscape Common Stock, which means that:
•	no vote of HDRE shareholders is required in connection with this Distribution and Greenscape Laboratories is not asking you for a proxy and you are requested not to send us a proxy;

•	you will not be required to pay for the shares of our Common Stock that you receive in the Distribution; and

•	you do not need to surrender or exchange any of your HDRE shares in order to receive shares of our Common Stock, or take any other action in connection with the spin-off.

There is currently no trading market for our Common Stock.  Company management anticipates that an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets within 90 days of the distribution, but there is no assurance that the Greenscape common stock will be quoted on the OTC Bulletin Board, the OTC Markets, or any Exchange.

HDRE is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the dividend distribution of Greenscape common shares to its shareholders. The shareholders of HDRE receiving shares in the distribution may be considered underwriters within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

As of March 14, 2014, there were 98,402,718 shares of our common stock issued and outstanding.

Greenscape Laboratories, Inc. is a development stage company and currently has no revenues.  Greenscape is an Emerging Growth Company under the JOBS Act of 2012, and has chosen to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

Greenscape Laboratories may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

In reviewing this Prospectus, you should carefully consider the matters described under “Risk Factors” beginning on page 15 for a discussion of certain factors that should be considered by recipients of our Common Stock.

This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2014.

The following table of contents has been designed to help you find information contained in this prospectus. Greenscape Laboratories encourage you to read the entire prospectus.

You may only rely on the information contained in this prospectus or that Greenscape Laboratories has referred you to. Greenscape has not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until 90 days from distribution date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus and does not contain all of the information you should consider in making your investment decision.  Before investing in the securities offered hereby, you should read the entire Prospectus, including our consolidated financial statements and related notes included in this Prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As used in this prospectus, references to “the Company,” “we,” “our,” “us,” “Greenscape Laboratories,” or “GL” refer to Greenscape Laboratories, Inc., a Wyoming Corporation, unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes beginning at page F-1 prior to making an investment decision.

Summary of the Company

Organization

Greenscape Laboratories was incorporated in Wyoming in December 2012 by James R.J. Scheltema and Alexander Scheltema for the purpose of providing advanced assistance in associated organic vegetable and other consumable produce testing.  In connection with the organization of the Company, Mr. James Scheltema, the incorporator, issued 100,000 shares of the Company’s common stock to himself for services rendered in connection with the organization and incorporation of the Company.

On October 30, 2012, Mr. James Scheltema, acting as the incorporator of the Company, appointed himself, Alexander Scheltema, and Loretta Moss as directors of the Company. On December 15, 2013, the Board of Directors appointed the following officers of the Company to the following positions: James R.J. Scheltema as President, Chief Financial Officer and Chief Executive Officer; and; Alexander Scheltema as Chief Operating Officer.

On December 17, 2013, the Company issued thirty-nine million nine hundred thousand (39,900,000) shares of common stock to James R. J. Scheltema, ten million (10,000,000) shares of common stock to Alexander M. Scheltema, ten million (10,000,000) shares of common stock to Cynthia A. Scheltema, two million (2,000,000) shares of common stock to Loretta Moss and two hundred fifty thousand shares (250,000) to a third party contractor in connection with the incorporation of the Company and for services provided to the Company since its incorporation.

Subsequently on December 19, 2013, the Company issued 36,152,718 shares of the Company’s restricted common stock to HD Retail Solutions, Inc. (“HDRE”), in exchange for 1,000,000 shares of HDRE Series A Preferred Stock.  This transaction is discussed in more detail below in the section “Structure of the Distribution Transaction.”

Our Website is at: http://GreenscapeLaboratories.com.  The URL of our website is included herein as an inactive textual reference.  Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus or the registration statement of which it is a part.

Business of the Company

The purpose of the Company will be to test, sample, and analyze organic products to test for the presence of pesticides, chemical pollutants and other non-soil contaminants in such organic products and compile a proprietary database for expected results within the United States.  Management seeks to operate the Company using its testing equipment.  The Company will seek to acquire additional assets in a manner that permits the business to grow.

The Company plans to charge for its testing services, both on a per-test basis, and as bundled tests, at rates that are competitive in the industry for similar testing services.  Management anticipates that the Company will begin providing testing services in the second quarter of 2014.  Greenscape previously acquired the equipment necessary to begin offering its testing services, described in more detail below.

As noted below, Management is working to commence operations.  Management recognizes that marketing Greenscape’s testing abilities will be crucial, especially at the initial stages of Greenscape’s development.  Greenscape’s initial marketing will be directed towards smaller and mid-level producers which may not be getting the individualized attention that they desire from larger market participants.  Management intends initially to focus on internet marketing, and as of the date of this Prospectus was in negotiations with an internet marketing consultant about the most efficient way to connect with potential clients and customers in the organic growing industry.

Greenscape also plans to solicit business from members and associated businesses involved with various trade organizations and other national organizations, where Greenscape can be exposed to large numbers of participants in the organic industry.  It is Greenscape’s hope that becoming involved in key organizations at the grass-roots level, and word of mouth and strategic advertising in newsletters will specifically target the intended market.  Management believes that participation with these types of organizations will assist the Company in gaining visibility within the market and with smaller growers and producers.

The company also plans to market at the state and local level, initially in Washington State and the Pacific Northwest.

Accomplished Objectives

As of the date of this Prospectus, the Company had completed and accomplished the following objectives:

•	Incorporated as Greenscape Laboratories, Inc. in Wyoming on December 18, 2012.

•	Appointed officers and directors and negotiated compensation.

•	Acquisition of laboratory equipment appropriate to our proposed procedures of organic testing.

•	Retained professional advisors to assist in “going public” to position the Company to be better able to raise adequate capital for company operations.

Future Objectives

As of the date of this Prospectus, Management of the Company had set initial objectives and strategic plans relating to the initial business operations of the Company.  These objectives include the following:

•	To develop reliable consumable organics testing services for individuals and businesses to better inform the Company’s customers about the contents of their produce and consummable goods.

•
To promote high quality standards and consistency in the agricultural setting, and to encourage and incentivize producers to use natural alternatives to chemical pollutants (insecticides, pesticides, etc.).

•	To develop better safety regulation and transparency in the food the public eats and the goods they consume, through the active promotion of the organic growing style and pesticide testing.

The Company will work to accomplish these objectives and strategies, but there can be no guarantee as to when the Company will be able to meet these objectives.

Future Plans and Strategies

Once Greenscape has established a stable client base within the initial product and service offerings discussed above, the Company plans to expand into the following areas:

•
GL Research & Analytics – Management anticipates that the Company will provide comprehensive and innovative research and analytics products and services to all industry participants, related industries and governments.  The Company plans to produce and provide information to the Company’s clients through the Company’s compiling of various results in a proprietary database, which can be sorted by a variety of factors, e.g., type of plant, annual precipitation, etc. and is keyed to the region in which the materials tested were grown.

•
GL Consulting Services – Management also anticipates that the Company will provide potential organic alternative solutions to issues relating to problems associated with pest control, fungus and diseases.

As of the date of this Prospectus, Management had not entered into any definitive agreements relating to the expansion into the areas of research and analytics or consulting services.  Management intends to explore these new business areas as the Company’s financial position allows, as determined by Management.

Business

As noted above, James R.J. Scheltema and Alexander Scheltema founded the Company for the purpose of providing advanced assistance in associated organic vegetable and other consumable produce testing.  Management believes that organic vegetable testing is extremely important both in governmental standards and safety of consumable products.  Management believes that the Company will be able to bridge the gap in the scientific field to identify with greater particularity chemical pollutants, and other non-organic soil contaminants, thereby better insuring safe products for consumption.  Greenscape Laboratories plans to accomplish this by testing for contaminants listed by the FDA and USDA in their guidelines as to the definition of what makes a consumable good “organic.”  The Company’s controlled testing facilities will provide results, marketed by the Company under the label “Certified Testing Solutions” to establish and maintain higher regulation and safety in food and consumable products.  Because the Company does not have a USDA organic license, it cannot certify any products tested as “USDA Organic.”  However, the Company will be able to determine, and will certify to its clients and customers, whether products tested would pass the test for USDA Organic certification.

Management believes that the distinguishing characteristics of our business will be the combination of unique and specific scientific experience along with knowledge of both the science and industry behind plant sciences, agriculture, and laboratory prowess.

The Company intends to pursue the development of a fixed customer base providing a reliable revenue stream from which it will expand.  If the Company is unable to secure these opportunities, or if the Company is not able to secure funding to implement its business plans and strategies, the Company may be forced to scale back or cease operations.

Company Assets

As of the date of this prospectus, the Company’s assets included equipment which will be used for comprehensive collection of prerequisite gas chromatography required to provide analysis and results for testing organic products for the presence of toxins and “non-organic” materials.  Such equipment includes GBC/Spectra-Physics HPLC System, and a Pharmacia GeneQuant Pro Spectrophotometer and associated disposable laboratory supplies necessary for conducting tests.  The Company’s assets are discussed in greater detail below in the section “Description of the Business.”

Mission

Management anticipates that Greenscape Laboratories will fill a necessary niche by providing precision testing and organic determination for consumable goods.

Summary of Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition.  If the Company fails to secure an adequate client base or the expenses of operations exceed anticipated revenues, the Company could be forced to scale back or delay the implementation of its business plans, which could have a material adverse impact on the Company.  Other factors that could materially affect our business, results of operations or financial condition include:

•	Small, independent clients and customers lacking resources;

•	Financial inability of Company’s clients and customers to provide sufficient revenues to permit the Company to invest in supplies and equipment or to cover other fixed or variable costs;

•	The Company’s financial inability to cover administrative and marketing costs;

•	The unknown level of market acceptance of our services;

•	The potential loss of any key employees;

•	The availability of capital on terms satisfactory to us;

•	Potential unforeseen government regulation;

•	Failure to provide services at a competitive rate;

•	Inability to obtain, develop, and maintain a consistent and broad base of clients; and

•	Lack of access to or knowledge of new technologies.

Additionally, our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled "Risk Factors" immediately following this prospectus summary. These risks include, but are not limited to, the following:

•
 Our auditors’ report in our financial statements for the years ending December 31, 2013, includes an opinion that our capital resources as of December 31, 2013, are insufficient to sustain operations, which raises substantial doubt about our ability to continue as a going concern.

•
Greenscape Laboratories is a development stage biotechnology company with a limited operating history and have not generated any revenue from product sales.  GL has incurred significant operating losses since our inception, and anticipates that we will incur continued losses for the foreseeable future.

•
Our operations to date have consisted primarily of acquiring gas chromatography equipment, technology, lab-ware, and software associated with testing for the presence of pesticides and toxins, as well as developing a website and database to store results for easy accessibility to clients.  GL has no revenue resulting from laboratory client tests at this time.  GL has no operating history upon which an evaluation of our potential success or failure can be made.  As of our fiscal year ended December 31, 2012, GL had an accumulated deficit of $477.00.  As of December 31, 2013, GL had an accumulated deficit of $53,264.

•
Our ability to generate revenues and become profitable is dependent upon our ability to develop relationships within the agricultural and organics communities and educate both groups to the benefits of testing for toxins. We expect to incur additional operating losses in the future due to the cost of purchasing testing equipment.

•	We require a significant amount of capital for our operations; should we fail to raise sufficient capital we will have to cease our operations and you will lose your entire investment.

•
Start-up expenses for Greenscape Laboratories, Inc. total approximately $20,000.00 including expenses such as equipment, legal, marketing, lease deposit, computer systems, etc.  Start-up assets include approximately $7,500.00 in initial cash requirements, approximately $5,000.00 in short term assets, approximately $2,500.00 in lab supplies and approximately $7,500.00 in equipment.  Management anticipates that these start-up costs will be financed through investments and loans, although there can be no guarantee that the Company will be able to obtain such financing on terms acceptable to the Company or at all.

•
We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations. We may look to raise capital through the issuance of equity, equity-related or debt securities or by obtaining credit from government or financial institutions. This capital will be necessary to fund our ongoing operations, continue research and development, improve infrastructure and possibly introduce new or improved methods of organics testing, expand markets and expand the number and/or type of produce to be tested.

•
We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, particularly given that we do not now have a committed credit facility with any government or financial institution. If we cannot obtain additional financing when we need it and on terms acceptable to us, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected.

•	Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of losing your investment.

•
Changes in regulatory requirements, USDA guidance or unanticipated events during our starting operations, which may result in changes to protocols, or additional test requirements, such as the initiation or completion of a fully developed database for our site or limiting our ability to develop relationships with prospective clients, could result in increased costs to us and could delay our development timeline.

Summary of the Offering

Summary of the Spin-Off

The following is a summary of the terms of the spin-off. See “The Spin-Off” in this Prospectus for a more detailed description of the matters described below.

Distributing company
HD Retail Solutions, Inc. (“HDRE”) is the distributing company in the spin-off. Immediately following the Distribution, HDRE will not own any capital stock of Greenscape Laboratories, Inc. (“Greenscape”).

Distributed company	Greenscape is the distributed company in the spin-off.

Primary purposes of the spin-off
For the reasons more fully discussed in “Questions and Answers About the Company and The Spin-off—What are the reasons for the spin-off?”, the HDRE board of directors believes that separating Greenscape from HDRE is in the best interests of both HDRE and Greenscape.

Distribution ratio	Each holder of HDRE common stock will receive one (1) share of Common Stock for every one (1) share of HDRE common stock held on April ___, 2014, the record date for the Distribution.

Securities to be distributed
All of the shares of Common Stock owned by HDRE, which was approximately 36.74% of our Common Stock outstanding immediately prior to the Distribution. 36,152,718 shares of Common Stock will be distributed to HDRE shareholders who hold HDRE common stock as of the record date.

Record date	The record date for the Distribution is the close of business on April __, 2014.

Distribution date	The distribution date will be April ___, 2014.

The spin-off
On the distribution date, HDRE will release all of its shares of Common Stock to the distribution agent to distribute to HDRE shareholders. The Distribution will be made in book-entry form on the distribution date. It is expected that it will take the distribution agent up to ten business days following the distribution date to complete the mailing of Direct Registration Account Statements. You will not be required to make any payment, surrender or exchange your HDRE common stock or take any other action to receive your shares of Common Stock.

Post-Distribution ownership
Based on the ownership of HDRE common stock outstanding on April ___, 2014, we anticipate that immediately following the Distribution, our officers, directors, and majority shareholder will hold and control 95,000,000 shares, or approximately 96%, of our then-outstanding common stock.  See “Security Ownership by Certain Beneficial Owners and Management” in this Prospectus for a more detailed description of the beneficial ownership of our capital stock by certain shareholders following the Distribution.  The remaining 13,152,718 shares will be held by non-affiliates of Greenscape.

Conditions to the spin-off	The spin-off is subject to the satisfaction or waiver by HDRE of the following conditions:

•
the HDRE board of directors shall have authorized and approved the Distribution and related transactions and not withdrawn such authorization and approval, and shall have declared the dividend of Common Stock to HDRE shareholders;

•
the Securities and Exchange Commission (the “SEC”) shall have declared effective our Registration Statement on Form S-1, of which this Prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC;

•
no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect, and no other event outside the control of HDRE shall have occurred or failed to occur that prevents the consummation of the Distribution;

•
no other events or developments shall have occurred prior to the Distribution that, in the judgment of the board of directors of HDRE, would result in the Distribution having a material adverse effect on HDRE or the shareholders of HDRE; and

	•	prior to the distribution date, this Prospectus shall have been made available to the holders of HDRE common stock as of the record date.

	•	The fulfillment of the foregoing conditions will not create any obligation on the part of HDRE to effect the spin-off. We are not aware of any material federal or state regulatory requirements that must be complied with or any material approvals that must be obtained, other than compliance with SEC rules and regulations and the declaration of effectiveness of the Registration Statement by the SEC, in connection with the Distribution. HDRE has the right not to complete the spin-off if, at any time, the board of directors of HDRE determines, in its sole discretion, that the spin-off is not in the best interests of HDRE or its shareholders, or that market conditions are such that it is not advisable to effect the Distribution. In addition, HDRE may at any time and from time to time until the Distribution decide to abandon the Distribution or modify or change the terms of the Distribution, including by accelerating or delaying the timing of the consummation of all or part of the Distribution.

Trading market	We intend to list our Common Stock on the OTC BB or the OTC Markets, and expect that trading will begin at some point in the future after the completion of the Distribution.

Dividend policy	We do not expect to pay dividends on our Common Stock, Preferred Stock or any other shares of our capital stock for the foreseeable future.

Relationship with HDRE after the spin-off
Following the Distribution, HDRE will no longer own any shares of Greenscape Laboratories.  As of the date of this Prospectus, neither HDRE nor Greenscape Laboratories anticipated any collaboration, joint venture, or other ongoing working relationship.  As of the date of this Prospectus, James R.J. Scheltema was an officer and director of both entities.  However, other than the shared management, the two entities plan to operate in different business sectors and engage in widely divergent activities.  As such, management does not anticipate an ongoing business or transactional relationship between HDRE and Greenscape Laboratories.

Transfer agent	After the Distribution, the transfer agent for our Common Stock will be Madison Stock Transfer Inc., 1688 E. 16th Street, #7, Brooklyn, NY 11229, (718) 627-4453.

Distribution agent	The distribution agent for the spin-off will be Madison Stock Transfer, Inc., 1688 E. 16th Street, #7, Brooklyn, NY 11229 (718) 627-4453 (Transfer Agent for HD Retail Solutions, Inc.)

Risk factors	You should carefully consider the matters discussed under the section entitled “Risk Factors.”

Description of the Distribution Transaction

A total of 36,152,718 shares of Greenscape Laboratories Inc. (“Greenscape” or the “Company”) common stock are held by HD Retail Solutions, Inc. (“HDRE”), and will be distributed by HDRE as a dividend pursuant to this prospectus to its shareholders. This equates to one (1) share of our common stock distributed to each HDRE shareholder for every one (1) share of HDRE common stock held (subject to adjustment under certain circumstances). Fractional shares will not be issued.  The distribution is being undertaken to allow our management and the management of HDRE to focus on their respective businesses.  As a result of the filing and effectiveness of this Registration Statement, we will become subject to the reporting requirements of the federal securities laws, and our common stock may be publicly traded, and we believe that this will improve our access to the capital markets for additional growth capital. See "Structure of the Distribution Transaction" at page 16. We can offer no assurances that an active market for our securities will develop.

As discussed in more detail below, as Greenscape Laboratories began preparations for commencement of its operations, the Chairman and CEO of the Company, Mr. James Scheltema, was in discussions with the then-President of HDRE, John Stange, relating to a possible joint venture or other business combination of the two entities.  They eventually determined that a business combination of the two entities could cause distraction from the principal businesses of each, and as such, the two determined to not combine or participate in a joint venture. The management of the two companies sought for other opportunities to work together, and discussed the possibility of investment by each entity in the other.

During the course of these negotiations, Mr. Stange determined to resign from all positions with HDRE, and Mr. Scheltema was appointed as a director and officer of HDRE.  Mr. Scheltema sought to continue HDRE’s focus on the automobile racing industry, while maintaining the Company’s focus on the testing and analysis business.  Mr. Scheltema continued to believe that the two companies should not merge or have a joint venture relationship, but also determined that it could be advantageous for each company to invest in the other.  As such, HDRE determined to purchase shares of the Company’s common stock, and to issue shares of HDRE’s Series A preferred stock as consideration for the purchase of the Company’s common stock.

HDRE has indicated that it intends to distribute the shares of Greenscape common stock to the HDRE shareholders as a dividend within 30 days after the registration statement is declared effective.  This distribution will be at no cost to the HDRE shareholders, and they will retain their HDRE shares as well.   As the business plan adopted by Greenscape is in the organics testing field, and HDRE's current business plan is associated in the business consulting realm, to prevent risk to the HDRE current shareholders with Greenscape’s new venture, HDRE has elected to split the new Greenscape business from HDRE’s current business, which will continue as it operates now.  This will result in a second public company and will better insulate HDRE from any possible risks associated with the Greenscape business model.  Additionally, this dividend distribution will permit the shareholders of HDRE (as of the record date) to participate in both entities.  Following the Distribution transaction, HDRE will no longer own any shares of Greenscape’s common stock (although as noted, the HDRE shareholders will own shares of both HDRE and Greenscape).

Neither Greenscape nor HDRE will receive any proceeds from the distribution of these shares of Greenscape common stock to the HDRE shareholders, or from any subsequent sales of shares by the HDRE shareholders of their shares.  Neither Greenscape nor its management is aware of any plans by any HDRE shareholders with respect to holding or selling the shares of the Greenscape’s common stock received in the dividend Distribution transaction.  HDRE will pay the expenses of distribution of the shares under this prospectus, which include primarily the fees of our transfer agent, totaling approximately $1,500.00.  Greenscape will pay the costs of registering the distribution of the shares, including the legal and accounting fees incurred in connection with the preparation and filing of this registration statement, estimated to total approximately $26,000.00.

About This Distribution

This prospectus relates to a total of 36,152,718 shares of Greenscape Laboratories, Inc., common stock being distributed to the shareholders of HDRE as discussed above.  No other securities or transactions are covered by this prospectus.

Estimated Use of Proceeds

Neither Greenscape nor HDRE will receive any proceeds resulting from the distribution of the Greenscape shares held by HDRE to the HDRE shareholders, or from any subsequent sales of the shares by HDRE shareholders.

For Greenscape’s common stock to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for Greenscape’s common stock means that Greenscape’s shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Summary Financial Information

You should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.  These are found at Exhibit F.  The Auditor’s Report is also included in Exhibit F.

QUESTIONS AND ANSWERS ABOUT THE COMPANY AND THE SPIN-OFF

Set forth below are commonly asked questions and answers about the spin-off and the transactions contemplated thereby. You should read the section entitled “Structure of the Distribution Transaction” beginning on page 21 of this Prospectus for a more detailed description of the matters described below.

All references in this Prospectus to “HDRE” refer to HD Retail Solutions, Inc., a Nevada corporation; all references in this Prospectus to “Greenscape,” “the Company,” “we,” “us,” or “our” refer to Greenscape Laboratories, Inc., a Wyoming corporation, and its subsidiaries. Throughout this Prospectus, we refer to HDRE common stock as HDRE common stock or HDRE shares and the holders thereof as the HDRE shareholders; Greenscape common stock, $0.0001 par value per share, as Common Stock;

Q:           What is the spin-off?

A:
The spin-off is the overall transaction of separating Greenscape from HDRE, which will be accomplished through a series of transactions that will result in HDRE shareholders owning the shares of capital stock of Greenscape that is owned by HDRE immediately prior to the Distribution.  Immediately prior to the spin-off, the capital stock owned by HDRE will be composed of 36,152,718 shares of our outstanding Common Stock.  At the time of the spin-off, the 36,152,718 shares of Common Stock will represent approximately 37% of Greenscape’s then-outstanding capital stock.    The remaining approximately 63% of the Greenscape common shares are held by current Greenscape shareholders.  The spin-off will be effected on the distribution date by the pro rata distribution of our Common Stock by HDRE to HDRE shareholders.

Q:           What is Greenscape?

A:
Greenscape Laboratories was incorporated in Wyoming in December 2012 for the purpose of providing advanced assistance in associated organic vegetable and other consumable produce testing.  The purpose of the Company will be to test, sample, and analyze organic products to test for the presence of pesticides, chemical pollutants and other non-soil contaminants in such organic products and compile a proprietary database for expected results within the United States.

The Company plans to charge for its testing services, both on a per-test basis, and as bundled tests, at rates that are competitive in the industry for similar testing services. Management anticipates that the Company will begin providing testing services in the second quarter of 2014.

Following the Distribution, Greenscape will be a publicly traded company independent from HDRE, and HDRE will not retain any ownership interest in Greenscape. Instead, the shareholders of HDRE will possess ownership interests, i.e., common stock in Greenscape Laboratories, Inc. However, Greenscape anticipates that immediately following the Distribution, James R.J. Scheltema, who currently owns approximately 63% of HDRE common stock, will own approximately 74% of the then-outstanding Greenscape Laboratories’ Common Stock (which represents Mr. Scheltema’s prior holdings in Greenscape plus the issuance of 23,500,000 Greenscape shares to Mr. Scheltema in connection with his 23,500,000 shares of common stock of HDRE in connection with the spin-off).

Q:           What are the reasons for the spin-off?

A:
HDRE’s board of directors has determined that pursuing a disposition of Greenscape through a spin-off is in the best interests of HDRE and its shareholders, and that separating Greenscape from HDRE would provide, among other things, financial, operational and managerial benefits to both Greenscape and HDRE, including but not limited to the following expected benefits:

•
Strategic Focus and Flexibility. HDRE’ board of directors believes that following the spin-off, Greenscape and HDRE will each have more focused businesses and be better able to dedicate resources to pursue appropriate growth opportunities and execute strategic plans best suited to their respective businesses without regard for the other and in a more efficient manner.

•
Focused Management. The spin-off will allow management of each company to devote its time and attention to the development and implementation of corporate strategies and policies that are based primarily on the specific business characteristics of the respective companies, and to design more tailored compensation structures that better reflect these strategies, policies, and business characteristics. In particular, in the case of Greenscape, separate equity-based compensation arrangements should more closely align the interests of management with the interests of shareholders and more directly incentivize the employees of Greenscape, which will allow Greenscape to more efficiently recruit and retain such employees.  Management anticipates forming an executive search committee with a goal of locating new management team members for HDRE.

•
Investor Choice. HDRE’ board of directors believes that the spin-off is expected to increase investor understanding of Greenscape and its market position within its industry, while also allowing for a more natural and interested investor base. Separating Greenscape from HDRE also allows investors to make independent decisions with respect to each of HDRE and Greenscape based on, among other factors, their different business models, strategies and industries. The spin-off will enable HDRE to distribute its holdings of Greenscape to its shareholders while allowing it to focus on its remaining business going forward.

Q:           What will I receive in the spin-off?

A:
As a holder of HDRE common stock, you will receive a distribution of one (1) share of Greenscape Laboratories, Inc. Common Stock for every one (1) share of HD Retail Solutions, Inc. common stock held by you on the record date of the Distribution.  Your proportionate ownership interest in HDRE will not change as a result of the Distribution.  For a more detailed description, see “The Spin-Off” in this Prospectus.

Q:           What is being distributed in the spin-off?

A:
36,152,718 shares of our Common Stock will be distributed in the spin-off, based on the number of shares of HDRE common stock outstanding as of the record date.  The shares being spun off will represent approximately 37% of Greenscape’s outstanding capital stock. For more information on the shares being distributed in the spin-off, see “Description of Our Capital Stock” in this Prospectus.

Q:           What is the record date for the Distribution?

A:	Record ownership will be determined as of the close of business on April ___, 2014, which we refer to as the record date.

Q:           When will the Distribution occur?

A:
The distribution date of the spin-off is expected to be April ___, 2014.  We expect that it will take the distribution agent up to ten business days after the distribution date to fully distribute the shares of our Common Stock to HDRE shareholders.

Q:           What do HDRE shareholders need to do to participate in the Distribution?

A:
Nothing, but we urge you to read this document carefully.  Shareholders who hold HDRE common stock as of the record date will not be required to take any action to receive our Common Stock in the Distribution or a cash payment in respect to any fractional shares you are otherwise entitled to as a result of the Distribution. No shareholder approval of the Distribution is required or sought.  You will not be required to make any payment, surrender or exchange any of your shares of HDRE common stock or to take any other action to participate in the Distribution. For more information on the treatment of fractional shares see “Q: How will fractional shares be treated in the spin-off” below.

Q:           What will happen to the listing of HDRE shares?

A:	Nothing. HDRE shares will continue to be traded on the OTC Pink Market under the symbol “HDRE.”

Q:           Will the spin-off affect the trading price of my HDRE common stock?

A:
The trading price of HDRE common stock immediately following the Distribution may be lower than immediately prior to the Distribution because the trading price will no longer reflect the value of the Common Stock of Greenscape that is being spun-off in the Distribution.  Furthermore, until the market has fully analyzed the transaction, the price of HDRE common stock may fluctuate.

Q:           What if I want to sell my HDRE common stock or my shares of Common Stock?

A:
You should consult with your financial advisors, such as your stockbroker, bank or tax advisor.  Neither HDRE nor Greenscape make any recommendations on the purchase, retention or sale of HDRE common stock or the shares of Common Stock to be distributed in the spin-off.

Q:           How will HDRE distribute shares of our Common Stock?

A:	Holders of HDRE common stock on the record date will receive shares of Common Stock in book-entry form.

Q:           How will fractional shares be treated in the spin-off?

A:
No fractional shares will be distributed to holders of HDRE common stock in connection with the spin-off. The ratio of shares of Greenscape Common Stock to shares of HDRE common stock is 1:1.  In other words, for each one share of HDRE common stock owned as of the record date, you will receive one share of Greenscape Common Stock and as a result, there will be no fractional shares.  See “The Spin-Off—Manner of Effecting the Spin-Off” in this Prospectus for a more detailed explanation.

Q:           Does Greenscape intend to pay cash dividends?

A:	We do not expect to pay any cash dividends on the Common Stock or any other shares of our capital stock for the foreseeable future.

Q:           How will the Common Stock trade?

A:
Currently, there is no public market for our Common Stock.  We intend to list our Common Stock on the OTC Bulletin Board or OTC Markets and expect that trading will begin at some point in the future after the completion of the Distribution.

Q:           What is the OTCQB? What is the OTC Bulletin Board?

A:
We anticipate that the Common Stock eventually will be quoted on the OTCQB or the OTC Bulletin Board. These are quotation services that display real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. An OTC equity security generally is any equity that is not listed or traded on a national securities exchange such as NASDAQ.

The OTCQB and the OTC Bulletin Board are only quotation mediums, not issuer listing services, and should not be confused with The NASDAQ Stock Market. Market makers for OTCQB securities and for OTC Bulletin Board securities generally are required only to match up willing buyers and sellers. Generally, market makers are not required to purchase securities directly from willing sellers or sell securities directly to willing buyers. For this and other reasons, the trading markets for OTC equity securities are generally significantly less liquid than the trading markets for securities listed on a national securities exchange or authorized for quotation on The NASDAQ Stock Market and, therefore, there may be a substantial delay in execution of trades.

Q:           Are there risks associated with owning the Common Stock?

A:
Our business is subject to both general and specific risks and uncertainties relating to our business.  Our business is also subject to risks relating to the spin-off. Following the spin-off, we will also be subject to risks relating to being a publicly traded company independent from HDRE. Accordingly, you should read carefully the information set forth in the section entitled “Risk Factors” beginning on page 15 of this Prospectus.

Q:           Where can I get more information?

A:
If you have any questions relating to the mechanics of the Distribution, you should contact the distribution agent at: Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business. An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, for information regarding the risks associated with our business and ownership of our stock. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. In any of these cases, the market price of our common stock could decline.

Risks Related To Our Business

We have not achieved profitable operations and continue to operate at a loss.

From incorporation through the date of this Registration Statement, we had not commenced operations and continue to operate at a loss.  Our present business strategy is to generate cash flow by developing a line of available testing services upon commencement of operations, and expanding our sales and marketing efforts, including the addition of in house sales personnel.  There can be no assurance that we will ever be able to achieve profitable operations or that we will not require additional financing to fulfill our business plan.

We are a development stage company with no operating history, so it will be difficult for potential investors to judge our prospects for success.

We are a recently organized development stage corporation and have no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment.

Because of our history of accumulated deficits and recurring cash flow losses, we have not yet commenced operations, and may be required to obtain additional funding if we are to continue as a "Going Concern."

We have a history of accumulated deficits.  At December 31, 2013, our accumulated deficit was $53,264.  The financial statements of the Company have been prepared on the assumption that the Company will continue as a going concern.  The Company's financial statements and current financial position raise substantial doubt about the Company's ability to continue as a going concern.  The Company's services are limited and it has been necessary to rely upon loans and capital contributions from management.  Management anticipates that we may require approximately $250,000.00 for start-up marketing, administrative and equipment costs for the first full year of operation.  There can be no guarantee that such funds will be sufficient.  Additional financing may be required if the Company is to continue as a going concern  If additional funding is needed and cannot be obtained, the Company may be required to scale back or discontinue its operations.

Developing our planned testing services may take longer and be more expensive than we anticipate.

Startup laboratory activities involve numerous risks. Because we have not yet commenced testing and marketing activities, we may be unable to anticipate all risks that we may encounter. We cannot anticipate with any degree of certainty the costs and time before we develop a safe foundation of customers, if ever, and whether our labs will be commercially competitive with government-run facilities. Accordingly, developing our planned testing services may take longer and be more expensive than we anticipate, which could have a material adverse effect on our financial conditions and results of operations.

Our operations may be delayed or limited if we are unable to obtain sufficient funding.

Following commencement of operations, if we are able to commence testing, our laboratory operations may be curtailed, delayed or canceled as a result of our inability to obtain financing to fund our operations.

Our operations may be delayed or limited due to the cost of equipment, equipment failures or accidents.

Following commencement of operations, if we are able to commence testing, our laboratory operations may be curtailed, delayed or canceled as a result of equipment failures or accidents, or the cost of additional or replacement equipment.  Our operations will depend in large part on the operation of our testing equipment.  If that equipment fails, or in the event of accidents involving the equipment in our laboratories or our inability to purchase replacement equipment, our operations could be materially adversely impacted.

Our operations may be delayed or limited if we are unable to conduct sufficient marketing in our target markets.

If we are unable to afford to conduct sufficient marketing in the agriculture, organics, and laboratory testing communities, or if our marketing is ineffective in our target markets, we may not generate sufficient business to continue operations.

Our operations may be delayed or limited due to the cost of compliance with changing governmental regulations.

Because we plan to operate in a market that involves government regulation, including but not limited to FDA rules relating to definitions relating to the word “organic,” and when it can be used, changes in the applicable governmental regulations may require us to revise or restructure our business plans or strategies. Any interruption in our services due to changing regulations or due to our need to revise our operations could have a material adverse impact on our business and revenues.

Reduced market visibility could have a material adverse impact on Greenscape’s ability to develop and implement a profitable business plan.

Additionally, Greenscape’s business could be materially and adversely affected by a lack of sufficient market visibility. Repercussions of insufficient advertising conditions or visibility within Greenscape’s target markets may include results such as the curtailment of services rendered to Greenscape; Greenscape’s inability to retain a facility or maintain equipment; and the inability to deliver testing results on contract schedules.

Government competition with our business plan may adversely affect Greenscape’s business and results of operations.

The marketability of tests Greenscape provide will depend in part upon the availability, location and capacity of our marketing systems. Even if Greenscape locates a sufficient base of customers and develops relationships within the industry, government competition and operational risks may lead to increased costs and decreased production. These risks include the inability to sustain deliverability at commercially productive levels as a result of changes in pricing for required testing consumables, alterations in state and federal laws regarding organics testing, market volatility, and various unforeseeable developments in the industry. The occurrence of any one of these significant events could have a material adverse effect on our financial condition and results of operations.

Additionally, with higher demand for laboratory testing, the chemicals and equipment necessary to carry out our procedures may increase in price to the point of possible net loss of earnings.

We plan to offer laboratory testing services, which involves the use of various chemicals and technical equipment to conduct and process the testing.  If demand for such testing occurs throughout the market, the availability of such chemicals and required equipment could be reduced, and the cost of such chemicals and equipment could increase in price.  Such an increase in price levels generally could result in a shift in consumer demand away from the services we plan to offer, which could also adversely affect our revenues and, at the same time, increase our costs.  The result could be a reduction to our gross margins, up to a possible net loss of earnings, and would have a negative impact on our financial condition and results of operations.

Competition in the organics industry is small, yet concentrated and most of Greenscape’s competitors have greater financial and operational resources than does Greenscape.

Greenscape Laboratories plans to operate in a competitive environment for marketing testing and development of expected results in a proprietary database. Many of the participants in the testing market are government-run USDA facilities with facilities that possess and employ financial, technical and personnel resources substantially greater than those of Greenscape. Those companies may be able to develop testing facilities and businesses more efficiently than Greenscape’s financial or personnel resources permit. Additionally, smaller laboratories, who likely will be Greenscape’s competitors, may have more experience in the testing markets or more contacts or larger customer bases than Greenscape will as it enters the market.  Also, there is substantial competition for capital available for investment in the biotechnologies industry. Larger testing facilities and smaller competitors with more established customer bases likely will be better able to withstand sustained periods of unsuccessful test results, as well as gaps of time between growing seasons of various consumable organic products and absorb the burden of changes in laws and regulations more easily than Greenscape can, which would adversely affect Greenscape’s competitive position. Greenscape may be unable to compete successfully in the future in developing our proprietary database, performing and marketing our various laboratory tests, attracting and retaining quality personnel and/or raising capital to commence lab activities.

Our ability to use our net operating loss carryforwards may be subject to limitation.

Under Section382 of the Internal Revenue Code of 1986, as amended, or the Code, changes in our ownership may limit the amount of our net operating loss carryforwards that could be utilized annually to offset our future taxable income, if any. This limitation would generally apply in the event of a cumulative change in ownership of our company of more than 50% within a three-year period. Any such limitation may significantly reduce our ability to utilize our net operating loss carryforwards before they expire. The closing of this offering, together with private placements and other transactions that have occurred since our inception, may trigger such an ownership change pursuant to Section 382. Any such limitation, whether as the result of this offering, prior private placements, sales of our common stock by our existing stockholders or additional sales of our common stock by us after this offering, could have a material adverse effect on our results of operations in future years. We have not completed a study to assess whether an ownership change for purposes of Section 382 has occurred, or whether there have been multiple ownership changes since our inception, due to the significant costs and complexities associated with such study.

As of the date of this Prospectus, we have operated only as a private company, and our management has limited experience attempting to comply with public company reporting and other obligations. Taking steps to comply with these requirements will increase our costs and require additional management resources, and does not ensure that we will be able to satisfy them.

Prior to the effectiveness of this Registration Statement, to the extent we have had operations, they have been as a private company.  Upon the effectiveness of this Registration Statement, we will become a public company.  As a newly public company, we will be required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other federal securities laws, and rules and regulations promulgated by the SEC and the various exchanges and trading facilities where our common stock may trade, which will result in significant initial and continuing legal, accounting, administrative and other costs and expenses. These rules and requirements impose certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest, and  codes of conduct, depending on where our shares trade. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all applicable requirements.

Once we are a public company, we will be subject to the requirements of the Sarbanes-Oxley Act of 2002, which may significantly increase our costs due to our need to monitor and assess our internal controls and procedures.

After this offering, we will be subject to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, and the related rules of the SEC that generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Beginning with the second annual report that we will be required to file with the SEC, Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting. However, for so long as we remain an "emerging growth company" as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an "emerging growth company" or, if before such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Please see the Risk Factor titled "We are an 'emerging growth company,' and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors" in this prospectus for more information regarding our status as an "emerging growth company."

As we review our internal controls and procedures, we may determine that they are ineffective or have material weaknesses, which could impact the market’s acceptance of our filings and financial statements.

As of the date of this Prospectus, we have never conducted a review of our internal control for the purpose of providing the reports required by these rules. During the course of our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we will be required to timely file accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, as amended, at least through the end of the first fiscal year in which this registration statement is declared effective, and longer if we file a Registration Statement on Form 8-A to become a fully reporting company.  Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the market or trading facility where our shares may trade, or other adverse consequences that would materially harm our business.

We have no dividend history and have no intention to pay dividends in the foreseeable future.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future.  Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income.  Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock will begin to trade, or that if trading, that any market price will rise to provide any such increase.

Risks Related To Our Management

Risks Related to General Business, Employee Matters and Managing Growth

We will need to develop and expand our company, and we may encounter difficulties in managing this development and expansion, which could disrupt our operations.

We currently have 3 employees, and in connection with becoming a public company, we expect to increase our number of employees and the scope of our operations. To manage our anticipated development and expansion, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Also, our management may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing these development activities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. This may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of our operations may lead to significant costs and may divert financial resources from other projects. If company leadership is unable to effectively manage our expected development and expansion, our expenses may increase more than expected, our ability to generate or increase our revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize pesticide analysis using USDA standards and compete effectively will depend, in part, on our ability to effectively manage the future development and expansion of our company.

Our future success depends on our ability to retain our core Officers and to attract, retain and motivate qualified personnel.

Recruiting and retaining qualified scientific, technological personnel and sales and marketing personnel will also be critical to our success.  We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous agricultural, horticultural, and/or biotechnology companies for similar personnel.  We also experience competition for the hiring of scientific personnel from universities and research institutions.

We are highly dependent on our executive officers and certain of our scientific, technical and operations employees.

Management anticipates that our revenues will be derived primarily from our core testing services to be provided.  We depend heavily on our executive officers and certain scientific, technical, and operations employees.  As of the date of this prospectus, we do not have employment agreements with any of the officers, i.e., James R. J. Scheltema, Alexander M. Scheltema and Loretta Moss.  The loss of services of any of these personnel could impede the achievement of the Company's objectives. There can be no assurance that the Company will be able to attract and retain qualified executive, scientific, or technical personnel on acceptable terms.

Our company lacks experience commercializing operations, which may have a material adverse effect on our business.

We will need to transition from a company with a development focus to a company capable of supporting commercial activities. We may be unsuccessful in making such a transition. Therefore, our proprietary database development and our testing marketing process may involve more inherent risk, take longer, and cost more than it would if we were a company with a more significant operating history and had experience obtaining marketing approval for and commercializing our processes.

In order to satisfy our obligations as a public company, we will need to hire qualified accounting and financial personnel with appropriate public company experience.

As a newly public company, we will need to establish and maintain effective disclosure and financial controls and make changes in our corporate governance practices. We may need to hire additional accounting and financial personnel with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and maintain such personnel. Even if we are able to hire appropriate personnel, our existing operating expenses and operations will be impacted by the direct costs of their employment and the indirect consequences related to the diversion of management resources from product development efforts.

We depend heavily on our management and we may be unable to replace them if we lose their services.

The loss of the services of one or more members of our management or our inability to attract, retain and maintain additional management could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our Vice President, Alexander Scheltema, and our management team.  We may be unable to find qualified replacements for them if their services are no longer available.

Because members of our management have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors and officers have other business interests that take up a portion of their individual and professional time from our business. Accordingly, the personal interests of our officers and directors and those of the companies that they are affiliated with may come into conflict with our interests and those of our minority stockholders. We, as well as the other companies that our officers and directors are affiliated with, may present them with business opportunities, which are simultaneously desired. Additionally, we may compete with these other companies for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in our shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

Risks Related to Our Common Stock and the Distribution

Greenscape’s current management holds significant control over the common stock, which will prevent Greenscape’s minority shareholders from having the ability to control any of Greenscape’s corporate actions.

Greenscape’s management has significant control over the voting stock, which may make it difficult to complete some corporate transactions without their support and may prevent a change in control.  Prior to the Distribution transaction, Greenscape’s officers, directors, and majority shareholder held and controlled, directly or indirectly, 98,152,718 shares, or approximately 99.75% of our outstanding common stock.  Our current CEO and Director, James R.J. Scheltema, is the sole officer and director of HDRE, which owned 36,152,718 shares of our common stock, which are included in the shares controlled by our officers and directors.  Following the Distribution transaction, when HDRE distributes the shares of common stock it holds to its shareholders, Mr. James Scheltema will receive 23,000,000 shares of our common stock because of his ownership of an equal number of shares of HDRE common stock.  As such, following the Distribution transaction, Greenscape’s officers, directors, and majority shareholder will hold or control 85,000,000 shares, or approximately 86%, of Greenscape’s then-outstanding common stock. As a result of this substantial control of our common stock, our management will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.  The HD Retail shareholders who receive shares of our common stock in the Distribution, and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board or the OTC Markets, investors should consider any secondary market for our securities to be a limited one.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a publicly reporting company that is providing current public information meeting the requirements of Rule 144, including affiliates, must hold their shares for a period of at least six months.  Additionally, affiliates of the Company may not sell more than one percent of the total issued and outstanding shares in any 90-day period and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144 once a market has developed for our common stock, the then-prevailing market prices for our common stock will be reduced.

We may, in the future, issue additional securities, which would reduce our stockholders’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 1,000,000,000 shares of common stock. As of the date of this prospectus, we had 98,402,718 shares of common stock outstanding. Accordingly, we may issue up to an additional 901,597,282 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock.  Our board of directors may designate the rights terms and preferences at its discretion including conversion and voting preferences without notice to our stockholders.  Any of these events could have a dilutive effect on the ownership of our shareholders, and the value of shares owned.

Raising additional capital may cause dilution to our existing stockholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest in the Company will be diluted.

Raising additional capital may restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements.  To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder.  Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.  If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

Market volatility may affect our stock price and the value of your shares.

Following this offering, the market price for our common stock is likely to be volatile, in part because our common stock has not been previously traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	announcements of new products, technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	regulatory or legal developments in the United States and other countries;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	general market conditions and overall fluctuations in U.S. equity markets;

•	variations in our quarterly operating results;

•	changes in our financial guidance or securities analysts' estimates of our financial performance;

•	changes in accounting principles;

•	our ability to raise additional capital and the terms on which we can raise it;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	additions or departures of key personnel;

•	discussion of us or our stock price by the press and by online investor communities; and

•	other risks and uncertainties described in these risk factors.

An active public market for our common stock may not develop or be sustained after this offering. We will work to negotiate and determine the initial public sale price with our market makers, but this price may not be indicative of prices that will prevail in the trading market.  As a result, you may not be able to sell your shares of common stock at a price that is attractive to you, or at all.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts cover our company, the trading price and volume of our stock would likely be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

We are an "emerging growth company," and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Our executive officers, directors, principal stockholders and their affiliates will continue to exercise significant control over our company after the Distribution, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Immediately following the completion of the Distribution, the holdings of our executive officers, directors, principal stockholders, will represent beneficial ownership, in the aggregate, of approximately eighty-six percent (86%) of Greenscape’s then- outstanding common stock.  As a result, these stockholders, if they act together, will be able to influence management and affairs, and control the outcome of matters submitted to Greenscape’s stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These stockholders acquired their shares of common stock prior to the issuance of the shares to HDRE, and these stockholders may have interests, with respect to their common stock, that are different from those of the HDRE common stockholders, and the concentration of voting power among these stockholders may have an adverse effect on the future market and trading price of our common stock. In addition, this concentration of ownership might adversely affect the market price of our common stock by:

•	delaying, deferring or preventing a change of control of Greenscape;

•	impeding a merger, consolidation, takeover or other business combination involving Greenscape; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Greenscape.

Please see “Security Ownership of Certain Beneficial Owners and Management” in this prospectus for more information regarding the ownership of Greenscape’s outstanding common stock by our executive officers, directors, principal stockholders and their affiliates.

Future sales of our common stock may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

Upon completion of the Distribution, there will be 98,402,718 shares of our common stock outstanding. Of these, 13,152,718 shares are being distributed to the holders of common stock of HDRE in the Distribution who are not affiliates of the Company.  If a public market develops for our common stock, and if a significant number of the holders of these 13,152,718 shares decide to sell their shares, such sales could cause our stock price to decline, which could make it more difficult for Greenscape to raise capital as needed.

We will be subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

The distribution is a taxable transaction, and therefore you could be subject to material amounts of taxes.

The distribution of our shares by HD Retail pursuant to this prospectus does not qualify as a tax-free spin-off to HD Retail shareholders under Section 355 of the Internal Revenue Code of 1986.  As a consequence, you could be subject to material amounts of taxes. In addition, HD Retail may have to recognize a taxable capital gain on the difference between the fair market value of the interest in the Company it is distributing to its shareholders and its tax basis in the distributed stock. Furthermore, those HD Retail shareholders who receive our common stock in the distribution may suffer adverse tax consequences resulting from the characterization of the distribution as a taxable dividend to such shareholders.

We will become subject to the reporting requirements of federal securities laws, which can be expensive.

As a result of the distribution of our shares by HD Retail and the filing of this registration statement, we will become a public reporting company and, accordingly, become subject to the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately held company.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have fewer than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of the Distribution as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

The President and Chief Executive Officer has experience being an officer in multiple public companies.  Other individual members of our management team do not.  It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

There is not now, and there may not ever be, an active market for our common stock.

There currently is no market for our common stock. Further, although our common stock may be quoted in the future on the OTC Bulletin Board or OTC Markets, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. There can be no assurance that a more active market for the common stock will develop.

We cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange.

We cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing. Until the common stock is listed on an exchange, we expect that it would be eligible to be quoted on the OTC Bulletin Board, another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

HDRE shareholders may want to sell their Greenscape Laboratories shares after they are received in the Distribution, and this could adversely affect the market for our securities.

HDRE will distribute 36,152,718 shares of our common stock to its shareholders in the distribution. Management of HDRE made the decision to invest in us without shareholder approval, and the shareholders of HDRE that will become our shareholders through the Distribution transaction may not be interested in retaining their investment in us.  Because HDRE shareholders will receive registered shares in the distribution, they will be free to resell their shares immediately upon receipt.  If a significant number of HDRE shareholders offer their shares for sale, the market for our securities could be adversely affected.

THE DISTRIBUTION

Common Stock to be distributed by HDRE	36,152,718
Common Stock outstanding before the distribution	98,402,718
Common Stock outstanding after the distribution (maximum)	98,402,718
Gross proceeds	$0

USE OF PROCEEDS

Neither we nor HDRE will receive any proceeds resulting from the distribution of the shares to the HDRE shareholders, or from any subsequent sales of the shares by the HDRE shareholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

STRUCTURE OF THE DISTRIBUTION TRANSACTION

Distribution Transaction
As of the date of this Prospectus, HDRE owned 36,152,718 shares of common stock of Greenscape Laboratories (the “Shares”).  By way of a dividend issued to its shareholders, HDRE will distribute the Shares on a pro rata basis to the holders of HDRE shares.  Shareholders of HDRE will receive one (1) share of Greenscape Laboratories common stock for every (1) share of HDRE common stock owned of record on the date of this prospectus, subject to adjustment in the event of a stock split or reverse split of HDRE common stock prior to the date of the Distribution.

Record Date
Once the Registration Statement of which this Prospectus is a part has been declared effective by the U.S. Securities and Exchange Commission, HDRE will work with its transfer agent to set a record date to determine the holders of HDRE common stock entitled to the dividend of the Shares.  Holders of record of HDRE shares as of that date will receive their pro rata portion of the Shares.

Record Holders
HDRE has approximately one hundred sixty four (164) shareholders of record. As of the date of this Prospectus, Greenscape Laboratories had 6 shareholders of record. Following the Distribution, Greenscape Laboratories will have approximately one hundred seventy (170) shareholders of record.

Prospectus	A copy of this prospectus will accompany each certificate being distributed to the HDRE shareholders on the distribution date.

Distribution Date
36,152,718 shares of common stock will be delivered to Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948 (Transfer Agent for HD Retail Solutions, Inc.) the distribution agent, within ten days of the date of this prospectus and the distribution agent will distribute the share certificates to the HDRE shareholders (along with a copy of this prospectus), within thirty days thereafter.

Listing and Trading
There is currently no public market for our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. Management anticipates that within 3 months of the date of the distribution, an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or OTC Markets, but there is no assurance that the Company's common stock will be quoted on the OTC Bulletin Board or the OTC Markets, or any other exchange or trading facility. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops investor perception of our business, general market conditions, and our growth prospects.

Background and Reasons for the Distribution

Company Information; Organization

Greenscape Laboratories was incorporated in the State of Wyoming on December 21, 2012.  From inception, the Company was in the developmental stage.  The Company was established for the purpose of testing consumable products for either chemical or foreign contaminants (usually passed to the plant from the soil).  This leads to a more standardized and higher quality produce market due to increased transparency of all components found in each sample.  Under the Company’s business plan, special attention will be given to toxic contaminants, such as potentially harmful pesticides, in order to evaluate the degree to which the sample is “organic” and free of such contaminants, or “polluted” by such extraneous elements.

Greenscape Laboratories plans to deploy stringent testing procedures for quality in an effort to establish high-quality standards ensuring that consumers of organic goods are receiving just that – a non-polluted, non-contaminated product that is safe to use.  Greenscape Laboratories is also developing standards for identifying plants as organic using Food and Drug Administration (FDA) and United States Department of Agriculture (USDA) guidelines.

Upon establishing a firm base with the initial product and service offering, Greenscape Laboratories intends to explore and potentially enter other sectors of the industry.

Industry Research - GL Research & Analytics (“GL R&A”) - Greenscape Laboratories’ management believes that original research and analytic tools will be a necessity for the securities markets as well as the marketing and pharmaceutical sectors of this industry.  As of the date of this Prospectus, GL R&A had commenced the process of accumulating data on the industry in a proprietary database for the purpose of making it available for research and analytics purposes by existing market participants.  Management believes that this audience will grow substantially in the coming months and years.  Greenscape Laboratories intends to provide comprehensive research databases and analytical tools to these emerging areas of the industry.

The Company selected December 31 as its fiscal year end.

On October 30, 2012, James R.J. Scheltema, acting as the incorporator of the Company, appointed himself, Alexander Scheltema, and Loretta Moss as directors of the Company.  On December 15, 2013, the Board of Directors appointed the following officers of the Company to the following positions: James R.J. Scheltema as President, Chief Financial Officer and Chief Executive Officer; and; Alexander Scheltema as Chief Operating Officer.

On December 18, 2013, the Company issued thirty-nine million nine hundred thousand (39,900,000) shares of common stock to James R. J. Scheltema, ten million (10,000,000) shares of common stock to Alexander M. Scheltema, ten million (10,000,000) shares of common stock to Cynthia A. Scheltema, two million (2,000,000) shares of common stock to Loretta Moss and two hundred fifty thousand shares (250,000) to a third party contractor (Michael Charles) in connection with the incorporation of the Company and for services provided to the Company since its incorporation.

Subsequently, on December 19, 2013, the Company issued 36,152,718 shares of the Company’s restricted common stock to HD Retail Solutions, Inc. (“HDRE”), in exchange for 1,000,000 shares of HDRE Series A Preferred Stock.  This transaction is discussed in more detail below in the section “HDRE Acquires Greenscape Laboratories Common Stock.”

HD Retail Solutions, Inc.

HD Retail Solutions, Inc. (“HDRE”) was incorporated in the state of Nevada as Paramour Productions, Inc., on Feb 14, 1989. On April 11, 1996, the company restated its Articles of Incorporation and effectuated a forward stock split at a ratio of 1: 800.  On June 30, 1998, the company changed its name to COM 101, Inc., and effectuated a reverse stock split at a ratio of 150:1. On June 18, 1999, the company changed its name to Optimal Analytics.com, Inc.

On Oct 15, 2001, the company effectuated a 4:1 reverse split. On Feb 7, 2002, the company changed its name to Optimal Ventures Incorporated Analytics. On April 8, 2004, the company changed its name to Greenwind Power Corp. USA. On Aug 13, 2004, the company effectuated a 3:1 reverse split.

On June 10, 2009, the company changed its name to HD Retail Solutions, Inc.

The company’s fiscal year end is December 31.

Control of the company changed on June 3, 2013, when John A Stange Jr. was appointed as the Company’s new President, Secretary, Treasurer, and Director from Emory Ward. On that date, 20,000,000 common shares (subject to Rule 144 restrictions) were issued to John A Stange Jr.  (Subsequently these shares were returned to the company and reissued to James R. J. Scheltema, as discussed below.)

Control of the company changed on October 28, 2013, when James R. J. Scheltema was appointed as the Company’s new President, Secretary, Treasurer, and Director from John A. Stange, Jr.  On that date, 20,000,000 common shares (subject to Rule 144 restrictions) were issued to James R. J. Scheltema.

HDRE is transitioning to a new business model that is not consistent with a scientifically-based business such as that being pursued by Greenscape Laboratories, Inc.  HDRE’s business will be a marketing and promotional driven concern centered on its ownership of a portion of and its license from “Road to Cup”, which has affiliates in the automobile racing industry, as well as other opportunities and ventures as determined appropriate by HDRE’s management.

In contrast, the business of Greenscape Laboratories, Inc. will be centered on the detection of toxins and particulates in foodstuffs and other goods and providing a service based on complex equipment and scientific applications using such equipment.  Greenscape Laboratories, in the future, when economically practical, may seek to become a USDA-authorized laboratory, which is also inconsistent with the core business of HDRE.

As a result, the managements of these two entities have concluded that these should be stand-alone entities in order to raise necessary capital without being subject to the pitfalls of the other.  This will enable investors and potential investors more visibility into the companies as objects in which to invest and make it easier to evaluate the potential risks and return associated with each individual venture..

HDRE Acquires Greenscape Laboratories Common Stock

As Greenscape Laboratories began preparations for commencement of its operations, the Chairman and CEO of the Company, Mr. James Scheltema, was in discussions with the then-president of HDRE, John Stange, relating to a possible joint venture or other business combination of the two entities.  They eventually determined that a business combination of the two entities could cause distraction from the principal businesses of each, and as such, the two determined to not combine or participate in a joint venture. The management of the two companies sought for other opportunities to work together, and discussed the possibility of investment by each entity in the other.

During the course of these negotiations, Mr. Stange determined to resign from all positions with HDRE, and Mr. Scheltema was appointed as a director and officer of HDRE.  Mr. Scheltema sought to continue HDRE’s focus on the automobile racing industry, while maintaining the Company’s focus on the testing and analysis business.  Mr. Scheltema continued to believe that the two companies should not merge or have a joint venture relationship, but also determined that it could be advantageous for each company to invest in the other.  As such, HDRE determined to purchase shares of the Company’s common stock, and to issue shares of HDRE’s Series A preferred stock as consideration for the purchase of the Company’s common stock.  The resulting transaction provided a way for each to diversify without melding inconsistent business plans.

On December 19, 2013, the Company and HDRE entered into the stock purchase transaction, whereby the Company issued 36,152,718 shares of the Company’s restricted common stock to HDRE in exchange for 1,000,000 shares of HDRE Series A Preferred Stock.  The transaction was a privately negotiated purchase and sale of shares between the two companies.  (Additional information relating to the rights and preferences of the HDRE Series A Preferred Stock is provided below in the section “Family Relationships; Transactions with Related Persons; Director Independence.”)

As such, HDRE became the owner of the Greenscape Laboratories shares, which are the Shares being distributed to the HDRE shareholders pursuant to this Prospectus and the Registration Statement of which it is a part.  Following the Distribution transaction, HDRE will no longer own shares of the Company’s common stock, and the Company will own 1,000,000 shares of HDRE’s Series A Preferred Stock.

Reasons for the Distribution

As Greenscape Laboratories continues to grow and implement its business plan and strategies, management anticipates that Greenscape Laboratories will require additional capital. The management of both HDRE (consisting as of the date of this Registration Statement of Mr. James Scheltema) and Greenscape Laboratories (consisting of its board of directors and officers) believe that the distribution and the resulting status of Greenscape Laboratories as a separate publicly traded and publicly reporting company will provide Greenscape Laboratories with additional opportunities to access the public equity markets for growth capital.  Additionally, management of Greenscape Laboratories recognizes that the business of Greenscape Laboratories, as a new venture, may inherently involve more risk than that of an established business like HDRE, and Greenscape’s management was seeking to separate the two entities, and their disparate risks, while still enabling the HDRE shareholders to participate in any future success of Greenscape through ownership of shares of the Company’s stock.

By distributing its holdings in Greenscape Laboratories shares through a dividend to the HDRE shareholders, HDRE will be in a better position to focus its efforts on pursuing its own business plan and seeking to make a profit in its own operations.

HDRE intends to distribute to its shareholders on a pro-rata basis all shares of the Company’s common stock held by it in a dividend transaction referred to in this registration statement as the “Distribution.”  Prior to the Distribution and until it is completed, HDRE will own approximately 36.74% of the outstanding shares of Greenscape Laboratories.  In connection with the Distribution, the 36,152,718 shares of the Company’s common stock held directly by HDRE will be distributed pro rata to the shareholders of HDRE who own HDRE common stock as of the close of trading on the record date of _________________, 2014.  (The record date will be determined once the registration statement of which this prospectus is a part has been declared by the U.S. Securities and Exchange Commission (the “SEC”).)   Following the completion of the Distribution, the shareholders of HDRE, as a group, will hold the same percentage of the then-issued and outstanding common stock of Greenscape (approximately 36.74%) that HDRE held immediately prior to the Distribution.

Please note: the ownership interests of Greenscape’s shareholders other than HDRE will not be affected or changed as a result of the Distribution. HDRE will no longer beneficially own any shares of the Company’s common stock following the Distribution.  The shares distributed by HDRE to shareholders who are not affiliates of the Company will be publicly traded securities; however, no market for the Greenscape Laboratories shares exists at this time, and there is no assurance that a market will exist for our common stock following the Distribution. Greenscape intends to apply for its shares to be traded on the OTC Bulletin Board or the OTC Markets, although there can be no guarantee of how long that application process will take, or that it will be successful.

Mechanics of Completing the Distribution

HDRE management anticipates that following the effective date this prospectus, HDRE will work with Registrar and Transfer Company, its transfer/distribution agent, to determine a record date to determine the holders of HDRE common stock who will be entitled to receive the dividend of the Shares.  Following the record date, Greenscape will deliver 36,152,718 shares of Greenscape common stock to the distribution agent, Registrar and Transfer Company, to be distributed to the shareholders of HDRE as of the record date.  (HDRE recently switched from Stalt, Inc., to Registrar and Transfer Company.)

If you hold your HDRE shares in a brokerage account, your shares of Greenscape Laboratories common stock will be credited to that account. If you hold your HDRE shares in certificated form, a certificate representing shares of your Greenscape Laboratories common stock will be mailed to you by the distribution agent. The distribution and mailing process is expected to take about thirty days.

No cash distributions will be paid. No shareholder of HDRE will be required to make any payment or exchange any shares in order to receive our common shares in the distribution.  HDRE will bear all of the costs of the distribution of the Shares to its shareholders, and Greenscape Laboratories is bearing the costs of this Registration Statement.

Tax Consequences of the Distribution

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws.  Under the U.S. Tax Code, HDRE would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by HDRE as a tax free spin-off.  HDRE does not meet this requirement and consequently, we do not believe that the distribution by HDRE of our stock to its shareholders will qualify for tax free spin-off status.  The Company recommends that the HDRE stockholders consult their own tax advisors or counsel, particularly with respect to the personal tax consequences of the Distribution transaction, which may vary for stockholders in different tax situations.

The distribution of the Greenscape Laboratories stock to HDRE shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the Greenscape stock on the date of the distribution, as determined in good faith by HDRE.    As noted throughout this Prospectus, as of the date of this Prospectus, there was no established trading market for the Company’s common stock.  Therefore, in determining the fair market value of the shares distributed hereunder, HDRE may reference the price of our shares in recent private sales of our common stock, our book value, our discounted cash flows, similar sized entities in similar industries as those in which we operate, as well as recent economic conditions.  The HDRE shareholders who receive our common stock in the distribution may suffer adverse tax consequences resulting from the characterization of the distribution as a taxable dividend to such shareholders, even though we believe the shares to be distributed in the distribution to have only nominal value.  If required by the tax laws, the distribution will be reported to the Internal Revenue Service on Form 1099-DIV.

The tax impact of the distribution on HDRE is not anticipated to be significant, given the relatively small number of shares involved and the large number of shareholders receiving shares in the distribution, and due to the large amount of HDRE net operating losses that have been carried forward from previous years.  Management believes that these net operating losses may be used to offset any gain from the distribution.

PLAN OF DISTRIBUTION

This prospectus covers the distribution of 36,152,718 shares of Greenscape Laboratories common stock owned by HDRE. The distribution by HDRE of 36,152,718 shares of Greenscape common stock to the HDRE shareholders will be accomplished upon effectiveness of the registration statement of which this prospectus is a part. The mechanics of the HDRE dividend distribution will be performed by HDRE’s transfer agent, Registrar and Transfer Company.

HDRE is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of the shares of Greenscape Laboratories common stock it owns to its shareholders. A shareholder of HDRE receiving shares in the distribution by HDRE may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares, although as of the date of this prospectus, no market existed for our shares, and Greenscape Laboratories’ management was not aware of any shareholder who may engage in such transactions as of the date of this prospectus.  We have agreed to pay all fees and expenses incident to the registration of the common stock.

CAPITALIZATION

The table below describes our cash, cash equivalents and investments and capitalization as of December 31, 2013.  You should read this table in conjunction with the information under the captions "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

As of December, 31, 2013
(audited)

Common Stock, $0.0001 par value; 1,000,000,000 shares authorized at 12/31/13 , 98,402,718 issued and outstanding at 12/31/2013	$9,840
Preferred Stock, $0.0001 par value; 10,000,000 shares authorized at 12/31/13, zero issued and outstanding at 12/31/2013	0
Stock subscription receivable	0
Contributed capital in excess of par	52,980
Accumulated deficit	(53,264)

Total stockholders' equity	(53,264)

Total stockholders' equity	$9,556

As of October 31, 2013, there were one hundred thousand (100,000) shares of our common stock subscribed by the incorporator, James R. J. Scheltema.  Subsequent to October 31, 2013, an additional sixty two million one hundred fifty thousand (62,150,000) shares to Greenscape, Inc. officers and shareholders of the Company on December 15, 2013.  On December 19, 2013, the Company closed a stock purchase transaction, pursuant to which thirty six million one hundred fifty two thousand seven hundred eighteen (36,152,718) shares were sold to HD Retail Solutions.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently any market for our common stock.  We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed hereunder will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.  The following table shows the number of shares of Greenscape common stock that will be distributed in the Distribution transaction, the number of shares going to affiliates of Greenscape Laboratories (which will not be freely tradable pursuant to restrictions imposed on sales by affiliates by SEC Rule 144), and the number of shares that will be issued to non-affiliates of Greenscape that will be freely tradable.

Total shares to be distributed in Distribution transaction:	36,152,718
Total shares to be distributed to Affiliates of Greenscape Laboratories*	23,000,000
Total shares to be distributed to non-affiliate shareholders of HDRE	13,152,718
Percentage of total shares issued in Distribution transaction to affiliates of Greenscape Laboratories	63.62%
Percentage of total shares issued in Distribution transaction to non-affiliates of Greenscape Laboratories	36.38%

*           Shares issuable to Mr. James Scheltema based on his ownership of 23,000,000 shares of HDRE common stock as of the date of this Prospectus.

Following the distribution, these affiliates, primarily our executive officers and directors and their related parties, will hold a total of approximately 85,000,000 shares, or 86.38% of the common stock then outstanding. (For more detailed information on the ownership of Greenscape common stock by Greenscape’s officers, directors, and others, please see “Security Ownership of Certain Beneficial Owners and Management” below.)

Under Rule 144, a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors.

Shares held by affiliates of the Company are “restricted securities” under Rule 144.  If a market develops in the Company’s common stock, and once the applicable holding periods have been met, affiliates of the Company will be limited in the number of shares that they can sell pursuant to Rule 144, equal to one percent (1%) of the total issued and outstanding stock over a three-month period.

Based on shares outstanding as of March 14, 2014, there were 62,250,000 shares of our common stock outstanding that are not registered and covered by this prospectus and that will be deemed restricted securities as defined under Rule 144.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for over-the-counter trading of the Company's securities may develop after the distribution is completed, there can be no assurance that such a market will develop or that it will be sustained.  After the effective date of this registration statement and the distribution, 13,152,718 shares of the Company's common stock distributed by HDRE to non-affiliates of the Company in the Distribution transaction will be unrestricted and freely salable, and 23,000,000 shares of the Company's common stock distributed by HDRE to affiliates of the Company in the Distribution transaction will not be freely tradable, but will be subject to restrictions on transfer pursuant to SEC Rule 144 applicable to sales by affiliates.  We expect to apply for listing of our common stock on the OTC Bulletin Board, but there can be no assurance that such application, if filed, will be accepted, or that if accepted, any market for our shares will ever develop.  For information on shareholders who will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership of Certain Beneficial Owners and Management” on page 24.

Holders

Immediately following the distribution, the Company anticipates that there will be approximately one hundred seventy (170) record holders of the Company's common stock.  Prior to the Distribution, the Company had approximately six (6) holders of record of our common stock.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock.  The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future.  We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be:

Madison Stock Transfer
1688 E 16th St #7
Brooklyn, NY 11229.

Equity Compensation Plans

The Company currently does not have any equity compensation plans.

Emerging Growth Company Status

Under Section 107(b) of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, an "emerging growth company" can delay the adoption of new or revised accounting standards until such time as those standards would apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, as a result, we will adopt new or revised accounting standards at the same time as other public companies that are not emerging growth companies. There are other exemptions and reduced reporting requirements provided by the JOBS Act that we are currently evaluating. For example, as an emerging growth company, we are exempt from Sections 14A(a) and (b) of the Exchange Act which would otherwise require us to (i) submit certain executive compensation matters to stockholder advisory votes, such as "say-on-pay," "say-on-frequency" and "golden parachutes" and (ii) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of our Chief Executive Officer's compensation to our median employee compensation. We also intend to rely on certain other exemptions, which include but are not limited to, providing an auditor's attestation report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis.

We will continue to remain an "emerging growth company" until the earliest of the following: the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; the last day of the fiscal year in which our total annual gross revenues are equal to or more than $1 billion; the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a Market Maker to file our application on Form 211 with the FINRA, but as of the date of this prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when an investor places a market order to buy or sell a specific number of shares at the current market price, it is possible for the stock price to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities. We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

TRANSFER AGENT

Madison Stock Transfer
1688 E 16th St # 7
Brooklyn, NY 11229

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Officers and Directors

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are:

Name	Age	Position Held

James Robert Jordan Scheltema, CPA, Esq.	54	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors & Majority Shareholder (Control Person)

Alexander Madison Scheltema	23	Chief Operating Officer/Member of the Board of Directors

Loretta Moss	39	Corporate Secretary, Member of the Board of Directors

James R. J. Scheltema – President, Chief Executive Officer & Chief Financial Officer as well as Director

Mr. Scheltema is an experienced attorney and certified public accountant.  His specialty is corporate law and taxation.  He has been a consultant in the medical marijuana industry.  He has also served as an officer and/or director of or counsel to two publicly traded companies in the medical marijuana industry: Hemp, Inc. (f/k/a Marijuana, Inc.) and Medical Marijuana, Inc.  He currently provides consulting services to publicly traded companies through his company Small Cap Development, Inc.  He has worked for large firms, such as Merrill Lynch, AT&T, Verizon fka Bell Atlantic, MCITelecommunications, WorldCom and Mercantile Bank & Trust Company.  Mr. Scheltema also has experience as an expert witness in trials, and has a consulting-based practice at his home in Pensacola.

From 2009 through the present, he has been serving as President, General Counsel and acting CFO for Small Cap Development, Inc., where he has been responsible for providing legal work to various publicly traded companies, including traditional corporate and contract work, opinion letters, SEC filings and personnel issues.  He has also provided guidance with respect to federal, state and local laws.  For his publicly traded clients, he has prepared financial statements and other filings required by OTC Markets and/or the SEC.  From April 2009 through the present, he has also served as an expert witness and litigation consultant, in matters ranging from appearing before the Vermont Public Service Board and the Maryland Public Service Commission.  He also has advised telecommunications carriers with respect to regulatory compliance for New Jersey and Virginia requirements.  From March 2002 through April 2009, he served as Vice President Regulatory Affairs for Global NAPs, Inc., where he coordinated all aspects of regulatory law for a national competitive telecommunications firm.  He negotiated and arbitrated interconnection agreements with incumbent local exchange carriers, and litigated complaints at state public service commissions, the FCC and federal courts.

Mr. Scheltema was recently appointed President of HDRE.  While at HDRE, he has been able to use both his accounting skills and his legal skills and experience to the benefit of HDRE.  His experience as an attorney has helped him negotiate, draft, review and refine contracts and agreements for HDRE, without the need for costly assistance of outside counsel.  His accounting background and experience has been of particular importance in assisting the company in making timely filings of public financial statements and disclosures with the OTC Markets.

He received his Juris Doctor degree from the American University College of Law in Washington, DC, in 1989, and a Bachelor of Science degree in Accounting from the University of Maryland, University College (“UMD”), in College Park, Maryland, in 1985.  He also received a Bachelor of Arts degree in Government and Political Science from UMD in 1981, and an Associate Arts degree in Humanities from Montgomery College, in Rockville, Maryland, in 1980.  He is a licensed member of the bars of the District of Columbia, Florida (inactive), and Maryland, and he is a licensed Certified Public Accountant in good standing in Florida and Maryland.

Mr. Scheltema was the founder of Greenscape Laboratories in October 2012.  In connection with his founding of the Company, and in consideration for his services rendered to the Company from inception through December 2013, Mr. Scheltema received an aggregate of forty million (40,000,000) shares of the Company’s restricted common stock.  He has not been paid cash compensation in any amount.

In light of Mr. James Scheltema’s involvement with the Company from inception through the date of this Registration Statement, his background as a licensed attorney and a licensed certified public accountant, and his extensive involvement with development stage companies and smaller public companies, the Board determined that Mr. James Scheltema had the experience, qualifications and skills to serve as a director of the Company.

Alexander Scheltema – Chief Operations Officer, Vice President, as well as Director

Mr. Alexander Scheltema was a co-founder of Greenscape Laboratories in October 2012.

Previous to his involvement in Greenscape Laboratories, Alexander Scheltema majored in biology at University of Maryland, in Baltimore.  In 2009, Alexander worked at Fort Deitrich in Frederick, MD as a laboratory technician and assistant to Mary Kearney and Dr. John Coffin, where he sequenced and analyzed AIDS samples to determine progress and effects made by various drug therapies in sync with patient samples from the National Institute of Health in Bethesda, Maryland.  Additionally, he performed PCR (DNA replication), DNA purification, and analyzed lab results using lab-specific computational software, sequenced AIDS genome from surviving molecules before and after therapy, and helped in analysis of concentration of AIDS retrovirons in samples, particularly following specific therapy regimens.  Mr. Alexander Scheltema also performed all lab-related cleaning practices associated with hazardous waste management (i.e., autoclaving, aseptic techniques, etc.), organized and archived all lab samples by sequence order and patient name, and gained further insight into bioinformatics and genetics along with genetic sequencing.  Additional to his training in the workplace in biological studies and analysis, he attended a biotechnology tech magnet program for his final two years of high school, granting him valuable practice in: Micropipetting, Blood-typing, Chromatography (Column, TLC, and SEC), DNA fingerprinting, Electrophoresis, Inoculation and Streaking of Bacteria, Aseptic Technique, Cellular and Genetic Transformation, Spectrophotometry, Bradford Assay, DNA and RNA Purification, Western Blot, Polymerase Chain Reaction (PCR [both forward and reverse-transcript "RT-PCR"]), Electroporation, and a variety of other commonly used testing procedures employed in biogenetics labs across the nation.

In August 2011, Mr. Alexander Scheltema began work for Hemp Inc., f/k/a Marijuana, Inc.  (a Pink Sheets company), aiding in company research, writing press releases, and structuring various company documents including the formation of various subsidiaries owned by HEMP through September 2012.  This was his first experience in working directly for a publicly traded company and pinksheet stock company.  After leaving Hemp, Inc., in September 2012, he worked at Pine Orchard Wine and Liquors in Ellicott City, MD, while in college from September 2012 through May 2013 as a sales clerk.  Subsequently, Mr. Alexander Scheltema worked at Media Corp., in a similar capacity as HEMP, working for that company’s President, as a personal assistant, from May 2013 through August 2013.  Upon returning to Florida, Mr. Alexander Scheltema began working at Small Cap Development, Inc. as lead marketer and clerk, where he has worked since October 2013.

Mr. Alexander Scheltema’s extensive involvement with laboratory processes and methodologies and his hands-on experience with high-tech laboratory machinery led the Board to conclude that he had the experience, qualifications, and skills to serve as a director of the Company.

Loretta Moss - Corporate Secretary, as well as Director

Mrs. Moss has over 20 years of experience in both Office Management and Retail Management, bringing her exemplary organizational, analytical and interpersonal skills to the company.  Most recently, she has become immersed the regulatory and compliance issues associated with public entities through her role at Small Cap Development, Inc.  Mrs. Moss represents the new wave of tech-savvy managers to whom social media is second nature.  In addition to being the Secretary of the company, she will also be focused on developing company and customer awareness via the internet as well as more traditional means.

In February 2013, Ms. Moss began working for Small Cap Development, where she works directly with James Scheltema, assisting him in connection with responding to clients’ requests concerning companies’ accounting needs.  She also works for Expert Search Group, LLC, starting at the same time, as a Senior Recruiter, locating and vetting qualified expert witnesses to consult and testify in complex business to business litigation.

Prior to her work with Small Cap Development and Expert Search Group, Ms. Moss worked briefly for Haverty’s Furniture as a Sales Consultant, from August 2012 through March 2013.  From February 2012 through August 2012, she worked for a small company called Indoor Plant People, where she acted as the Office Manager, creating and maintaining Excel spreadsheets and reports, drafting/submitting proposals to corporate clients, and creating and distributing marketing materials.

In September 2006, Ms. Moss worked for a company quite similar to Expert Search Group called IMS ExpertServices, where she was the Sales & Marketing Administrator until June 2011.  She built and maintained databases, supported and managed marketing campaigns, interacted with attorney clients to provide information in response to inquiries regarding the company’s services, entered and maintained attorney and expert contact information in a proprietary database, expanded that database through resource materials supplied by others and independent research, resolved data integrity and duplication issues; ensured the validity and comprehensiveness of data, and provided support to all company executives.

Given Mrs. Moss’s extensive background in management and her experience working with development stage companies and smaller public companies, the Board determined that Mrs. Moss had the experience, qualifications, and skills to serve as a director of the Company.

Family Relationships; Transactions with Related Persons; Director Independence

Alexander Scheltema (Chief Operations Officer) is son of James R. J. Scheltema (Chief Executive Officer).

James R. J. Scheltema is the President, Chief Executive Officer and Chief Financial Officer of Greenscape Laboratories, Inc.  He was also recently appointed President of HD Retail Solutions, Inc (“HDRE”).  He owns 40,000,000 shares of common stock of Greenscape Laboratories directly, 10,000,000 through his wife Cynthia Scheltema, and as the sole officer and director of HDRE he is deemed to beneficially own the 36,152,718 shares of the Company’s common stock held by HDRE.  He also owns 23,000,000 shares (directly and indirectly) of HDRE common stock.  As a shareholder of HDRE, he will receive 23,000,000 additional shares of Greenscape Laboratories common stock in connection with the Distribution.

Purchase of Common Stock by HDRE; Rights and Preferences of HDRE Series A Preferred Stock

As noted above, on December 19, 2013, the Company entered into a common stock purchase agreement (the “SPA”) with HDRE, pursuant to which HDRE purchased 36,152,718 shares of the Company’s common stock.  The consideration paid by HDRE was 1,000,000 shares of its Series A Preferred Stock (the “Series A Preferred”).

Pursuant to the Certificate of Designation filed by HDRE with the state of Nevada on October 10, 2013, the rights and preferences of the HDRE Series A Preferred include:

-	Stated Value: Each share of Series A Preferred has a stated value of $0.01 per share (subject to adjustment for events such as dividends, splits, combinations, reclassifications, etc.);

-	Dividends: The Series A Preferred does not pay dividends;

-	Voting Rights: The holder of each share of Series A Preferred is entitled to the number of votes equal to five (5) times the number of shares held by such holder, subject to certain limitations:

-
Liquidation Preference: In the event of liquidation of HDRE, the holders of the Series A Preferred will be entitled to receive an amount equal to 100% of the stated value of the Series A Preferred then held;

-	Redemption: HDRE may redeem the Series A Preferred.upon 20 days’ written notice by paying an amount equal to 120% of the stated value of the shares to be redeemed.

Immediately following the closing date of the SPA, HDRE had 36,152,718 shares of common stock outstanding, and 1,000,000 shares of preferred stock outstanding, consisting solely of the 1,000,000 shares of Series A Preferred held by the Company.

Related Party Loan Transactions

James R. J. Scheltema has lent the Company $46,654.64 in cash for the period from July 24, 2013, to December 31, 2013. All cash loans have been consolidated into a single promissory note dated December 31, 2013 (the “JRJS Note”).  The JRJS Note is payable on demand, and accrues simple interest at a rate of 6% per annum, due on payment.  The Company in its sole discretion may repay the JRJS Note through the issuance of shares of the Company’s common stock at a per share conversion price of $0.0001.  Additionally, the holder of the JRJS Note may elect to convert the JRJS Note into shares of the Company’s common stock on the same terms.  As of March 14, 2014, the total principal and accrued interest owing on the JRJS Note was $47,947.01.  As of the date of this Prospectus, the Company had not made any payments of principal or interest.

Alexander Scheltema lent the Company $450.00 in cash for the period from July 24, 2013, to December 31, 2013. All cash loans have been consolidated into a single promissory note dated December 31, 2013 (the “AMS Note”).  The AMS Note is payable on demand, and accrues simple interest at a rate of 6% per annum, due on payment.  The Company in its sole discretion may repay the AMS Note through the issuance of shares of the Company’s common stock at a per share conversion price of $0.0001.  Additionally, the holder of the AMS Note may elect to convert the note into shares of the Company’s common stock on the same terms.  As of March 14, 2014, the total principal and accrued interest owing on the AMS Note was $455.40.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the AMS Note.

Mentat Holdings, LLC (“Mentat”), has lent the Company $10,000 through December 31, 2013.  Loretta Moss is the manager of Mentat and an officer of Greenscape.  The loan from Mentat is evidenced by a note (the “First Mentat Note”) dated December 13, 2013.  The First Mentat Note is payable on demand, and does not accrue interest. The First Mentat Note is convertible into shares of Greenscape common stock at a per share conversion price of $0.001.  As of March 14, 2014, the amount owing on the First Mentat Note was $10,000.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the First Mentat Note.

Additionally, Mentat lent Greenscape $2,500 in December 2013.  This loan is evidence by a note (the “Second Mentat Note”) dated December 18, 2013.  The Second Mentat Note is payable on demand, and accrues simple interest at a rate of 6% per annum, due on payment.  The Second Mentat Note is convertible into shares of Greenscape common stock at a per share conversion price of $0.0001.  As of March 14, 2014, the amount owing on the Mentat Note was $2,535.34, which includes $2,500.00 in principal amount and $35.34 in accrued interest.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the Second Mentat Note.

In February 2014, Mentat lent Greenscape an additional $1,120, evidenced by a note (the “Third Mentat Note”).  The Third Mentat Note is payable on demand, and does not accrue interest. The Third Mentat Note is convertible into shares of Greenscape common stock at a per share conversion price of $0.001.  As of March 14, 2014, the amount owing on the Third Mentat Note was $1,120.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the Third Mentat Note.

On September 10, 2013, James R. J. Scheltema and Alexander M. Scheltema, sold testing equipment necessary for Company operations for debt issued by the Company.  The equipment was jointly owned equally by James R. J. Scheltema and Alexander Scheltema and valued by them, based on market research and personal experience with laboratory equipment, at $15,000.  On September 10, 2013, the Company issued promissory notes (collectively, the “Equipment Notes”) to James R. J. Scheltema and Alexander M. Scheltema, each in the amount of $7,500, in connection with transfer of the equipment to the Company.  The Equipment Notes are payable on demand, and accrue simple interest at a rate of 6% per annum.  Additionally, the Company in its sole discretion may repay the Equipment Notes through the issuance of shares of the Company’s common stock at a per share conversion price of $0.0001.  Additionally, the holders of the Equipment Notes may elect to convert them into shares of the Company’s common stock on the same terms.  As of March 14, 2014, the total principal and accrued interest owing on the Equipment Notes was $7,500.00 in principal and $225.62 in accrued interest to James Scheltema and $7,500.00 in principal and $225.62 in accrued interest to Alex Scheltema.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the Equipment Notes.

Additionally, through September 10, 2013, James Scheltema lent an additional $4,200 to the Company.  This loan is evidenced by a note (the “Second JRJS Note”).  The Second JRJS Notes is payable on demand, and accrues simple interest at a rate of 6% per annum, due on payment.  The Company in its sole discretion may repay the Second JRJS Note through the issuance of shares of the Company’s common stock at a per share conversion price of $0.0001.  Additionally, the holder of the Second JRJS Note may elect to convert the note into shares of the Company’s common stock on the same terms.  As of March 14, 2014, the total principal and accrued interest owing on the Second JRJS Note was $4,327.73.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the Second JRJS Note.

Leased Office and Operational Space

We currently lease an office at 1311 East La Rua St., Pensacola, FL 32501, that is owned by James Scheltema, the President of Greenscape, who provides the space at no monthly rental charge.  There is no formal lease agreement between Greenscape and Mr. James Scheltema.  The office space consists of approximately 400 square feet of office space.  As of the date of this Registration Statement, Greenscape’s testing equipment was located at the office space, which will also serve as the initial testing facility once the Company commences testing operations.  We believe that this space will be sufficient for our initial needs, although as funding and revenues become available and the Company’s operations grow, we anticipate finding other office space and/or lab space as needed.

Director Independence

As of the date of this Prospectus, we had no independent directors as defined by the rules of any securities exchange or inter-dealer quotation system.  We anticipate that our Common Stock will eventually be traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In connection with the Distribution, the 36,152,718 shares of the Company’s common stock held directly by HDRE will be distributed pro rata as a dividend to the shareholders of HDRE who own HDRE common stock as of the record date.  Shareholders of HDRE owning shares as of the close of business on the record date will, unless they subsequently transfer such shares prior to the ex-dividend date, receive one share of our common stock for every one share of HDRE shares held at the record date (subject to adjustment in the event of a stock split or reverse split of HDRE common stock prior to the date of distribution).  Following the distribution, the shareholders of HDRE as a group, will continue to beneficially own approximately 36.71 % of the issued and outstanding shares of Greenscape’s common stock.  HDRE will no longer own any shares of Greenscape’s common stock following the distribution.  The disposition of shares in the Distribution will not increase the number of shares of Greenscape common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of March 14, 2014, regarding beneficial ownership of the Company's common stock prior to giving effect to the distribution of 36,152,718 shares of common stock in the Distribution (i) by each person (or group of affiliated persons) who owns beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of the Company, and (iii) by all of the directors and executive officers of the Company as a group.  The Table also sets forth information about the beneficial ownership of the Company’s common stock following the Distribution transaction to the best knowledge of the Company.  The Company is unaware of any shareholder of HDRE, other than indicated in the table, that will own more than five percent of the Company’s common stock following the Distribution Transaction.  The percentages are based on 98,402,718 total outstanding shares as of March 14, 2014.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of class	Name and Address of beneficial owner (1)	Amount and nature of beneficial ownership prior to Distribution		Percentage of class prior to Distribution	Amount and nature of beneficial ownership following Distribution		Percentage of Class following Distribution

Common Stock	James R. J. Scheltema, Chief Executive Officer, Chief Financial Officer & Chairman of the Board of Directors	687,135,218	(2)	98.25%	673,982,500	(3)	96.37%
Common Stock	Alexander M. Scheltema, Chief Operating Officer, Director	91,810,200	(4)	50.95%	91,810,200	(4)	50.95%
Common Stock	Cynthia A. Scheltema(5)	10,000,000		10.16%	10,000,000		10.16%
Common Stock	Loretta Moss, Corporate Secretary, Director	38,473,400	(6)	28.52%	38,473,400	(6)	28.52%
Common Stock	HD Retail Solutions, Inc., 2021 Midwest Road, Suite 200, Oak Brook, IL 60523	36,152,718		36.74%	0		0%
Common Stock	All Officers and Directors As a Group (3 persons) (7)	816,439,918		99.97%	803,287,200		98.36%

(1)	Except as otherwise indicated, the address of the stockholder is: Greenscape Laboratories, Inc., 1311 East La Rua St., Pensacola, FL 32501.

(2)
Amount indicated in this column includes: 40,000,000 shares of Greenscape Laboratories common stock owned of record by Mr. James Scheltema; 10,000,000 shares of the Company’s common stock owned by Mr. James Scheltema’s wife (also listed in the table) of which Mr. James Scheltema disclaims beneficial ownership; 600,982,500 shares of the Company’s common stock issuable upon conversion of outstanding convertible promissory notes held by Mr. Scheltema; and 36,152,718 shares held by HD Retail Solutions, Inc., of which Mr. James Scheltema is the sole officer and director, but does not include 23,000,000 shares of shares of Greenscape Laboratories common stock which Mr. Scheltema is entitled to receive as a shareholder of HDRE in connection with the Distribution.

(3)
Following the Distribution, Mr. James Scheltema will beneficially own 656,546,400 shares of the Company’s common stock (40,000,000 + 23,000,000 + 10,000,000 + 583,546,400 shares issuable upon conversion of the outstanding convertible promissory notes), or approximately 96.27% of the total issued and outstanding shares of the Company’s common stock, as reflected in the fourth and fifth columns.  The figure in the fifth column and the percentage in the sixth column also include 10,000,000 shares of the Company’s common stock owned by Mr. James Scheltema’s wife (also listed in the table) of which Mr. James Scheltema disclaims beneficial ownership.  Because HDRE will no longer own any shares of our common stock following the Distribution, Mr. Scheltema will not own any shares of our common stock indirectly through HDRE. Shares held by Mr. Scheltema, as an affiliate of the Company, are “restricted securities” under Rule 144.  If a market develops in the Company’s common stock, and once the applicable holding periods have been met, affiliates of the Company will be limited in the number of shares that they can sell pursuant to Rule 144, equal to one percent (1%) of the total issued and outstanding stock over a three-month period.

(4)
As noted above, Alexander Scheltema is the son of James Scheltema.  Their holdings are reported separately. The amounts in the table include 10,000,000 shares of Greenscape common stock owned by Mr. Alex Scheltema, plus 81,810,200 shares of Greenscape common stock issuable upon conversion of outstanding convertible promissory notes held by Alex Scheltema.  Shares held by Mr. Scheltema, as an affiliate of the Company, are “restricted securities” under Rule 144.  If a market develops in the Company’s common stock, and once the applicable holding periods have been met, affiliates of the Company will be limited in the number of shares that they can sell pursuant to Rule 144, equal to one percent (1%) of the total issued and outstanding stock over a three-month period.

(5)
As noted above, Cynthia Scheltema is the spouse of James Scheltema.  Their holdings are also reported separately for purposes of clarity.  Mr. James Scheltema disclaims beneficial ownership of the shares owned by his spouse.

(6)
The amounts in the table include 2,000,000 shares of Greenscape common stock owned by Ms. Moss, plus 36,473,400 shares of Greenscape common stock issuable upon conversion of outstanding convertible promissory notes held by Mentat Holdings, LLC, an entity of which Ms. Moss is an officer.  Shares held by Ms. Moss, as an affiliate of the Company, are “restricted securities” under Rule 144.  If a market develops in the Company’s common stock, and once the applicable holding periods have been met, affiliates of the Company will be limited in the number of shares that they can sell pursuant to Rule 144, equal to one percent (1%) of the total issued and outstanding stock over a three-month period.

(7)
The shares and percentages shown on this row include the shares owned by Cynthia Scheltema, the spouse of Mr. James Scheltema although Ms. Scheltema is not an officer or director of the Company.  As noted above in footnote 5, Mr. James Scheltema disclaims beneficial ownership of the shares owned by his spouse.  The shares and percentages shown on this row also reflect the shares issuable upon the conversion of the outstanding convertible promissory notes held by James Scheltema and Alex Scheltema.  As of the date of this Prospectus, neither James Scheltema nor Alex Scheltema had converted any of the promissory notes.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The Company was formed in December 2012.  Except as discussed below, no officer or director has received any salary or cash compensation from the Company since inception of the Company.  Until the Company obtains additional capital, it is not anticipated that any officer or director will receive cash compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company, except as discussed below.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R.J. Scheltema*	2013	0	0	4,000	0	0	0	0	4,000
Alexander Scheltema*	2013	0	0	1,000	0	0	0	0	1,000
Loretta Moss*	2013	0	0	200	0	0	0	0	200

*           The amount shown for the value of the stock awards equals the number of shares granted multiplied by the par value of the stock.

Narrative Disclosure to Summary Compensation Table - Compensation Agreements

In February 2014, the Company entered into Director/Officer Compensation Agreements, effective as of December 15, 2013, with each of the Company’s Executive Officers and Directors.  A summary of the terms of these agreements follows.

Mr. James Scheltema entered into an agreement pursuant to which he agreed to provide certain requested business, advisory, strategic, and administrative services to the Company.  The term of the agreement is for 12 months from the effective date of the agreement, December 15, 2013.  The Company has the right to terminate the agreement upon one month’s written notice to Mr. Scheltema.  Pursuant to the agreement, Mr. Scheltema received 40,000,000 shares of the Company’s restricted common stock.  He is also entitled to reimbursement for due diligence expenses, marketing costs, and other actual out of pocket expenses incurred in connection with his service as an officer and director of the Company.  The agreement includes standard non-circumvention and indemnification clauses.

Mr. Alex Scheltema entered into an agreement pursuant to which he agreed to provide certain requested business, advisory, strategic, and administrative services to the Company.  The term of the agreement is for 12 months from the effective date of the agreement, December 15, 2013.  The Company has the right to terminate the agreement upon one month’s written notice to Mr. Alex Scheltema.  Pursuant to the agreement, Mr. Alex Scheltema received 10,000,000 shares of the Company’s restricted common stock.  He is also entitled to reimbursement for due diligence expenses, marketing costs, and other actual out of pocket expenses incurred in connection with his service as an officer and director of the Company.  The agreement includes standard non-circumvention and indemnification clauses.

Ms. Moss entered into an agreement pursuant to which she agreed to provide certain requested business, advisory, strategic, and administrative services to the Company.  The term of the agreement is for 12 months from the effective date of the agreement, December 15, 2013.  The Company has the right to terminate the agreement upon one month’s written notice to Ms. Moss.  Pursuant to the agreement, Ms. Moss received 2,000,000 shares of the Company’s restricted common stock.  She is also entitled to reimbursement for due diligence expenses, marketing costs, and other actual out of pocket expenses incurred in connection with her service as an officer and director of the Company.  The agreement includes standard non-circumvention and indemnification clauses.

Outstanding Equity Awards at Fiscal Year-End

None.

Director Compensation

Other than the compensation discussed above for Mr. James Scheltema, Mr. Alexander Scheltema, and Ms. Moss, no other compensation was paid to directors of the company for their service in 2013.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. We may, in some cases, use words such as "project," “forecast,” "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "potentially," "will" or "may," or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Forward-looking statements in this prospectus may include, but are not limited to, statements about:

•	expectations of future operating results or financial performance;

•	introduction of new products;

•	plans for growth, future operations and potential acquisitions;

•	our plans to develop and commercialize our products;

•	the size and growth potential of possible markets for our product candidates and our ability to serve those markets;

•	the rate and degree of market acceptance of any future products;

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;

•	our ability to attract strategic partners with development, regulatory and commercialization expertise; and

•	the development of our marketing capabilities.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DESCRIPTION OF BUSINESS

Greenscape Laboratories, Inc. (“Greenscape Laboratories” or the “Company”), is a Wyoming Corporation established for the purpose of testing consumable products for either chemical or foreign contaminants (usually passed to the plant from the soil).  The goal of such testing is a more standardized and higher quality produce market, resulting from increased transparency of all components found in each sample tested.  Management anticipates that as the Company implements its business plans and strategies, special attention will be given to toxic contaminants, such as potentially harmful pesticides, in order to evaluate the degree to which samples tested are “organic” and free of such contaminants, or “polluted” by extraneous elements.

Greenscape Laboratories plans to deploy stringent testing procedures for quality in an effort to establish high-quality standards, ensuring that consumers of organic goods are receiving non-polluted, non-contaminated products that are safe to use and consume.  Greenscape Laboratories also plans to develop standards for identifying plants as “organic” using Food and Drug Administration (“FDA”) and United States Department of Agriculture (“USDA”) guidelines.1

By way of explanation, the United States Department of Agriculture (“USDA”) is the only entity that can declare something to be “organic.”  The USDA has licensed several laboratories to do so on its behalf.  As of the date of this Registration Statement, the Company could not make such declaration as it was not licensed by the USDA to do so. As such, the Company will not certify any product or sample as “organic” but instead will identify the presence or absence of certain chemicals and trace elements in the samples tested, which is the Company’s initial business model.

In the event that the Company becomes large enough and has a sufficiently broad client base to make obtaining such a license economically practical, management plans to apply to the USDA for such authority.  In the interim, not having authority to declare a product as “organic” pursuant to USDA standards forecloses a portion of the market to the Company, namely entities that desire to include the “USDA Organic” label on their packages.

An intermediate step is to become a certified laboratory which would allow the Company to perform certain testing services on behalf of USDA licensed laboratories.  This intermediate step may be more readily attainable than becoming a USDA licensed laboratory.  However, the Company does not intend to pursue this avenue until management an analysis is made of the economic viability of performing such services as a subcontractor.

Upon establishing a firm client and customer base with the initial product and service offering, Greenscape Laboratories intends to explore and potentially enter other sectors of the consumable testing industry.

•
Industry Research - GL Research & Analytics (“GL R&A”) Greenscape Laboratories’ management believes that original research and analytic tools will be a necessity for the marketing and pharmaceutical sectors of this industry.  As of the date of this Prospectus, GL R&A had begun the process of accumulating data on the organic qualitative analysis and pesticide testing industry in a proprietary database for the purpose of making such data available for research and analytics purposes by existing market participants.  Management believes that this audience will grow substantially in the coming months and years. Greenscape Laboratories intends to provide comprehensive research databases and analytical tools to these emerging areas of the industry.

The Organization

The Company was incorporated under the laws of the State of Wyoming in December 2012. We are a development stage Biotech Company that is engaged in the testing of foods and other products for the presence of foreign materials in the United States.

The Company's corporate offices are located at 1311 East La Rua St., Pensacola, FL 32501. Our business model is to focus on verifying the authenticity of claimed “organic” products by testing for the presence of pesticides and other chemicals using a variety of gas chromatography based methodologies.

____________________
1 The Organic Foods Production Act (“OFPA”) of 1990 (7 U.S.C. §§2101 et seq. (2005)) authorizes a National Organic Program (“NOP”) to be administered by USDA's Agricultural Marketing Service (“AMS”). The program is based on federal regulations that define standard organic farming practices and on a National List of acceptable organic production inputs. Pursuant to the OFPA, private and state certifiers will visit producers, processors, and handlers to certify that their operations abide by the standards. Once certified, these operations may affix a label on their product stating that it “Meets USDA Organic Requirements.”
2 Source: “United States Organic Food Market Forecast and Opportunities, 2018” by TechSciResearch. Copy on file with the Company.

Although the organic market is established, it is growing rapidly.2  Recent reports from Information Resources, Inc. (IRI) and SPINS, LLC, organizations that provide information and consumer insights in the organics industry, showed natural/organic retail sales were up almost 14% in 2012 from 2011, reaching approximately $81.3 billion.3 More importantly, there are very few companies that are engaged in testing organic foods to determine the presence of toxic or trace elements.  In the opinion of Greenscape Laboratories’ management, it appears generally that the abiding principle of “caveat emptor” applies.

Greenscape Laboratories intends to change this approach.  Instead of consumers being required to rely on good luck and faith, Greenscape Laboratories will provide the testing services to ensure that produce is untainted.  As a niche player, management anticipates that demand for testing services, such as those that the Company will provide, will increase over time, as has the growth of the organic food industry. Greenscape Laboratories anticipates that once the Company’s services become known, consumers will demand further assurances from their organic providers that the consumers are indeed receiving organic produce.  Management believes that consumer skepticism is common, and when it comes to what people eat, this healthy skepticism empowers consumers to demand further assurances that what they consume is free from toxins that mass producing tends to employ, i.e., petrochemical fertilizers and toxins to control pests.

The mission of Greenscape Laboratories is to make the organic food market a better and safer place.

The organics industry is in its infancy, and with its successes, management has seen that more and more money and technology is being directed towards the growth of organic produce, which has already led to numerous innovations spanning the agricultural community as a whole. Prior to the year 2000, little attention was placed on the distinction between organic food and mass-produced foods.  In other words, food was food. However, according to  2012 estimates from the Organic Trade Association, 81% of American families purchase organic food at least some times.4  U.S. sales of organic food and beverages have grown from $1 billion in 1990 to $29.2 billion in 2011.   Sales in 2012 represented 13.5 percent growth over 2011 sales.5  Experiencing the highest growth in sales during 2010 were organic fruits and vegetables, up 11.8 percent over 2009 sales.6 The United States organic food market is forecast to grow at least 14% in the next four years. 7 These statistics indicate that the industry has already grown to become a substantial portion of the entire food market, and even more so in sectors where consumers tend to be especially conscious, the produce and dairy sectors.

Though the organics industry encompasses a sizeable portion on food production, non-food organic products such as supplements, fibers and clothing, personal care products, fertilizers and even building materials are also experiencing significant growth.

Company testing methods and procedures

The Company plans to pursue a very specialized niche: chromatographic testing of organic products. Chromatography, defined as the separation of a mixture by passing it in solution or suspension or as a vapor (as in gas chromatography) through a medium in which the components move at different rates, has been used in numerous industries in various capacities, as chromatography has both the ability to test for the presence of a particular substance, as well as the ability to measure concentrations of the substance’s derivatives in each sample.

________________
3 Report: US Organic Food Market to Grow 14% from 2013-2018, Stephen Daniells, January 3, 2014, Copy on file with Company.
4 Id.
5 Id.
6 Source: Organic Trade Association’s 2011 Organic Industry Survey. Copy on file with the Company.
7 Source: Abstract: “United States Organic Food Market Forecast & Opportunities, 2018.” Copy on file with the Company.

In providing testing services to the Company’s clients, the Company intends to conduct its testing using the “AOAC Official Method 2007.01: Extraction and Partitioning with Magnesium Sulfate.”8 The AOAC method is the official consensus of the leading USDA scientists on how to go about testing the fruits and vegetables in particular.  The Company will also follow the USDA’s sampling and analysis logistics and handling policies.

Using USDA logistical directions, the Company’s clients will submit their samples in styrofoam coolers containing ice packs to keep the food fresher, and transmit the samples to the Company.  The Company will process the samples by pulverizing a small portion in the laboratory, and then using an extraction medium to break apart the matter in liquid, which will allow us to use a spectrophotometer along with the liquid chromatography to separate and examine individual constituents of the product itself to find concentration levels of pesticides and insecticides.  The Company plans to search for pesticides and insecticides on the USDA’s list of “Prohibited Pesticides for NOP Residue Testing.”9  Subsequent to the completion of the testing, the Company will send a result chart to the client, along with the Company’s statement of results, under the Company’s label of “Certified Testing Results,” stating that the product was tested by Greenscape Laboratories and whether or not it would pass the USDA certification testing.

As such, although the Company may not be certified to declare something organic (and as of the date of this Registration Statement, the Company was not), the Company plans to use the same standards and procedures that the USDA testing labs use, so the Company can communicate to its clients that the results would be the same as those of the USDA labs.

Testing Equipment

The Company’s assets include the following testing equipment:

GBC/Spectra-Physics HPLC System: An analytical to preparative HPLC system used for laboratory-scale separation, detection, and collection of biomolecules. The system consists of the organizer tray, a photodiode array detector, a solvent degasser, a solvent delivery module, and the Spectra Physics Spectra 100 UV detector.

The HPLC detector will be used in conjunction with the attached UV-Vis 100 Spectra Physics spectrophotometer to determine compounds' composition based on its constituent readings of charge and size, which are run through a comparative system to decide what particular molecules the substance is made up by comparing to standards.  This will allow the Company’s scientists to discern whether or not a specific type of molecule is present in the various organic samples.  The difference between this machine and the following spectrophotometer is that the HPLC machine can accept a liquid (emulsified compound then broken down further with reagents) and will vaporize the substance (super-heat to the point of evaporation) and run this vapor through the detector directly, whereas usual spectrophotometers require a curve created by various standards in order to graph unknowns against the curve to find concentrations in order to then approximate for the result.

Pharmacia GeneQuant Pro Spectrophotometer: This piece of equipment is a benchtop, monochromator-based spectrophotometer used for calculation and quantification of DNA/RNA as well as for oligonucleotide characterization.

The basic function of a spectrometer is to take in light, break it into its spectral components, digitize the signal as a function of wavelength, and read it out and display it through a computer. The computer then interpolates the signal based on the number of pixels in the detector and the linear dispersion of the diffraction grating to create a calibration that enables the data to be plotted as a function of wavelength over the given spectral range. This data can then be used and manipulated for countless spectroscopic applications such as finding the mass, charge, or size of a given molecule.  Based on our findings for the mass and concentration of molecules, the Company can analyze this data to search for molecules of a given size and mass, specifically those on the USDA pesticide and insecticide list.  For example a water molecule (H20) will not have the same mass as a chlorophyll molecule.  As such, he Company will be able to find what portion of a given sample is made up of which constituents, and as such measure the concentration of prohibited substances against industry standards to determine whether samples are safe or not.

_____________________
8 AOAC Official Method 2007.01, Pesticide Residues in Foods by Acetonitrile Extraction and Partitioning with Magnesium Sulfate; Gas Chromatography/Mass Spectrometry and Liquid Chromatography/Tandem Mass Spectrometry, First Action 2007. Copy on file with the Company.
9 USDA AMS National Organic Program, “Prohibited Pesticides for NOP Residue Testing,” Effective date July 22, 2011. Copy on file with the Company.

Using this chromatographic testing equipment and these methods, the Company anticipates that it will be able to measure pesticides, insecticides, and other chemicals present in samples submitted for testing.  The Company anticipates that using these procedures, it will be able to determine the safety of an orchard by testing one apple.  The process of separation by charge or polarity allows for each chemical constituent and molecule to be measured for both a presence and concentration.  Then, upon receiving the results, the Company’s specialists will determine whether or not a particular sample contains contaminants or harmful chemicals.

In connection with the Company’s testing processes and procedures, the Company plans to produce and provide information to the Company’s clients through the Company’s compiling of various results in a proprietary database, which can be sorted by a variety of factors, e.g., type of plant, annual precipitation, etc., and is keyed to the region in which the materials tested were grown.  The Company hopes to be able to correlate different regions with different results in order to forecast possible growth or consumption problems in advance for farmers/producers.  The Company hopes this will eventually evolve into consultations regarding recommendations relating to what would be the optimum food to grow in a particular region, as well as various solutions to expected problems in that region through organic means, such as control of certain pests by ladybugs.  The Company also anticipates that joint ventures with other laboratories and organic food organizations could provide additional data (both historical and on-going) which should significantly expand the Company’s proprietary database, thereby increasing its effectiveness and value as a consulting tool.  As of the date of this Registration Statement, the Company had no specific plans for joint ventures.

The Company plans to provide testing services and charge both on a per-test basis, and as bundled tests, at rates that are competitive in the industry for similar testing services.  Management believes that the prices will be attractive to smaller market producers and growers, while providing a level of service comparable to larger and more expensive laboratories.  Management anticipates that the Company will begin providing testing services in the first quarter of 2014.

Operational Milestones

As noted, as of the date of this Prospectus, Greenscape owned the necessary equipment to begin providing testing services.  Additionally, Greenscape has personnel that have sufficient skills and direct experience to properly conduct the anticipated tests.  Initially, Alexander Scheltema, the Chief Operating Officer, will conduct the testing services.  Moreover, Greenscape has sufficient capital to purchase necessary consumables to be used in the testing services.  In management’s view, the next step to accomplish is marketing and advertising of Greenscape’s services to potential clients and customers.

Management believes that the most cost-efficient manner of marketing and promotion of Greenscape’s services would be through internet marketing and advertising.  As of the date of this Prospectus, Greenscape was in preliminary negotiations with an internet marketing consultant who is familiar with the organic and testing industries, and who management believes can help Greenscape target its advertising and marketing efforts.

Once Greenscape has engaged the marketing consultant, management anticipates  that he will assist Greenscape in targeting its efforts to find growers and producers, and will market Greenscape’s services to these producers with the hope that they will engage Greenscape to test their products.  While there can be no guarantee that these marketing efforts will prove successful, management believes that the marketing efforts will lead to numerous potential clients, customers, and contacts within the organic industry and the grower and producer community.

Once Greenscape begins to be engaged to provide testing services, management believes that the low costs of testing will permit the Company to use the revenues to fund additional marketing and advertising.  (For a more detailed discussion relating to the costs of testing and the anticipated revenues, see “Management’s Discussion and Analysis – Liquidity” below.)  Management also believes that once Greenscape builds up a large enough base of clients and customers, those clients and customers may begin to refer additional business to Greenscape, which will permit additional growth and recognition.

As permitted by available finances, Greenscape also plans to consider regional expansion of its facilities, especially in the Pacific Northwest, to meet demands in areas of high concentration of organic growers, in the hope of developing additional client bases.  As noted, there can be no guarantee of success of any of Greenscape’s marketing efforts.

Marketing Efforts

As noted above, Management is working to commence operations.  Management recognizes that marketing Greenscape’s testing abilities will be crucial, especially at the initial stages of Greenscape’s development.  Greenscape’s initial marketing will be directed towards smaller and mid-level producers which may not be getting the individualized attention that they desire from larger market participants.

Greenscape also plans to solicit business from members and associated businesses involved with various trade organizations and other national organizations, where Greenscape can be exposed to large numbers of participants in the organic industry.  It is Greenscape’s hope that becoming involved in key organizations at the grass-roots level, and word of mouth and strategic advertising in newsletters will specifically target the intended market.  Management believes that participation with these types of organizations will assist the Company in gaining visibility within the market and with smaller growers and producers.  Greenscape also plans to market at the state and local level, initially in Washington State and the Pacific Northwest.

Greenscape’s management will continue to evaluate its participation, membership, and association with the various trade and related organizations to determine the best use of the Company’s funds, time, and resources, in connection with the Company’s marketing and business development activities.

As discussed in more detail in the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Liquidity and Capital Resources” section, as of the date of this Registration Statement, management believed that the Company had sufficient short term capital.  This capital was largely provided by the officers of the company.  Further, the testing equipment the Company plans to use in its operations is paid for, and as of March 21, 2014, the Company had in reserve approximately $39,000 to purchase supplies, rent additional space as needed, and otherwise use for operating capital.  Greenscape’s management projects that by providing an average of ten tests per month over the course of the first year of operations, the revenues from the testing will cover the costs of operations, and that any tests beyond that average amount will result in profits to Greenscape.  However, there is no guarantee that Greenscape will be able to provide an average of ten tests per month, and there can be no guarantee that the Company will be profitable within the first year, or ever.  Notwithstanding, in light of the low operating costs and the capital reserves, management believes that Greenscape has sufficient funds to operate for the next twelve months.

Nevertheless, Greenscape’s management believes that advertising will be required in order to provide initial awareness and provide Greenscape with not only a reasonable market share, but also a base upon which sales will grow.  As of the date of this Prospectus, Greenscape does not have adequate capital for significant advertising campaigns.  Thus, for long-term expansion, Greenscape will require additional capital to fund expansion plans, or will be required to fund additional advertising from the offering of testing, which may delay significant advertising efforts.   As noted above, Greenscape may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements.

If Greenscape is unable to raise additional capital through the means discussed above, management may be required to delay or limit the implementation of Greenscape’s business plans and strategies, including its marketing and development efforts.

Greenscape’s Key Attributes

Experienced People – Greenscape plans to build on the expertise and experiences of a core team of management and advisors and also plans to align with high quality vendor partners.

James R. J. Scheltema has been a Certified Public Accountant since February of 1986 and a member of the Bar since October of 1990.  Since then he has become licensed both in accounting and law in multiple states.  He has worked in Ernst & Young and mid-tier accounting firms, in boutique technology-based law firms and as a general counsel in a number of technology companies.  Currently he serves as a consultant to many micro-cap firms as well as being an officer in two publicly traded micro-cap companies.

Alexander M. Scheltema has been involved in advanced laboratory testing techniques since 2006, being admitted into a tech magnet laboratory program concentrating on genetic testing of plants and various genetic transformation practices.  In 2008, he worked for the National Cancer Institute (NCI) in Frederick on Fort Dietrich as a civil scientist aiding in gene sequencing and analysis of various drug therapy regimens and results of the AIDS (acquired immune deficiency syndrome).

Loretta L. Moss has been working in administrative, executive support and management roles for over twenty years.  She spent most of her time working with government contractors in the high-technology sector.  In 2006, she began working for a company that placed expert witnesses in high-stakes litigation, and since then has switched from administrative functions to a recruiting role, where she works with the experts directly.

Project Focus – Management anticipates that the Company will focus initially on clients and customers that the larger testing laboratories do not serve with the same individualized care and attention that Greenscape Laboratories can provide.

Lower Cost Structure - The Company will seek to maintain the lowest possible cost structure, enabling the greatest margins and providing opportunities to undercut competitors and grow revenues

Limit Capital Risks - Only enough capital exposure is planned initially to add value to a project and determine its economic viability. Management anticipates that projects will be staged and have options before additional capital is invested.  As such, the Company will be able to limit its exposure in any one project by participating at reduced working interest levels, thereby being able to diversify with limited capital. Management has experience in successfully managing risks of projects, finance, and value.

•
Our Chief Operations Officer, Alexander Scheltema, has have extensive practical experience in laboratories and testing with hands-on experience from the National Industry of Health (NIH), Fort Detrick Chemical Warfare Center and at educational institutions.

•	Mr. Alexander Scheltema also has prior experience specific to the agricultural and biotechnical industries.

•	Our Chief Executive Officer, James R. J. Scheltema, has the requisite legal and accounting education and experience required to implement GL’s business plan.

•	Mr. James Scheltema also has extensive experience in the operation and leadership of public companies.

•
GL will provide rapid turn-around of its test results.  The liquid chromatography equipment to be used is state of the art.  As a smaller laboratory, we will be able to devote the individual care and attention to its customers.

Industry and Economic Factors

Consumer demand for organically produced goods has shown double-digit growth for well over a decade, providing market incentives for U.S. farmers across a broad range of products.10  As of June 2012, organic products were available in nearly 20,000 natural food stores and nearly 3 of 4 conventional grocery stores.  Organic sales account for more than three percent (3%) of total U.S. food sales, according to recent industry statistics.11  Industry analysts estimate that U.S. organic food sales were $28 billion in 2012, up 11% from 2011.12The growth of organic foods drives the demand for testing.  Specifically, the only way to ensure that foods do not contain toxins or foreign particulates is to test samples of the “organic” food product(s).

Although USDA does not maintain official statistics on U.S. organic food sales, industry data suggest that the market share of organic sales held by various food categories has been remarkably stable over the last decade. Produce (fruits and vegetables) and dairy are still the top two organic food categories, accounting for 43 and 15 percent of total organic sales in 2012, respectively.13  Additionally, fresh fruits and vegetables have been the top selling category of organically grown food since the organic food industry started retailing products over three decades ago, and they are still outselling other food categories, according to the USDA Organic Market Overview. Packaged foods, beverages (including soymilk), and breads/grains have 9-11 percent market shares, down slightly from a decade ago. The meat, fish, and poultry category, which is dominated by poultry sales, gained the most over the last decade but still represents just 3 percent of total organic sales.14

Most organic sales (93 percent) take place through conventional and natural food supermarkets and chains, according to the Organic Trade Association (OTA).  OTA estimates the remaining 7 percent of U.S. organic food sales occur through farmers' markets, foodservice, and marketing channels other than retail stores.  One of the most striking differences between conventional and organic food marketing is the use of direct markets-Cornell University estimates that only about 1.6 percent of U.S. fresh produce sales are through direct sales.  The number of farmers' markets in the United States has grown steadily from 1,755 markets in 1994, when USDA began to track them, to over 8,144 in 2013.15  Participating farmers are responding to heightened demand for locally grown organic product. According to the USDA Economic Research Service, consumer demand for organically produced goods has shown double-digit growth for well over a decade.16

Although food is what comes to mind when coupled with the word “organic,” the growth of non-food organics has also risen in a trend rivaling the increase of organic produce.  USDA has begun organic regulation of nonfood agricultural products—for example, laundry detergent with organic coconut oil, aloe vera, and other ingredients—which accounted for another $2.2 billion in organic sales in 2011, according to the Organic Trade Association.17  The growth of the non-food industry was averaging about 30% annually between 2000 and 2008, leveling off in 2009 and 2010 at a 10% annual growth.  The organic industry, both food and non-food products, is currently enjoying a wave of popular support, which is actually sustained by significant government support, including grants to research and extension programs to help organic producers and processors grow and market high quality organic agricultural products.18  As of the date of this Prospectus, the main focus of government support was on the medical and safety benefits derived by growing products in natural, non-chemical environments, leading to better nutrition and longer lifespan.  Consumers continue to become more conscious of organics, which management believes will help to extend this growth trend, both overall and as an increasing percentage of the current market by reducing dependence on mass-production, hormone, toxin and petro-chemical based food supplies.

_________________

10 USDA Organic Market Overview, last updated June 19, 2012 (located on USDA website). Copy on file with the Company.
11 Id.
12 Source: Growth Patterns in the U.S. Organic Industry (available on USDA website). Copy on file with the Company.
13 Id.
14 Id.
15 Source: Farmers Markets and Local Food Marketing (available on USDA website. Copy on file with the Company.
16 USDA Organic Market Overview, last updated June 19, 2012 (located on USDA website). Copy on file with the company.
17 Growth Patterns in the U.S. Organic Industry (available on USDA website). Copy on file with the Company.
18 USDA Organic Market Overview, last updated June 19, 2012 (located on USDA website). Copy on file with the Company.

Consumers continue to become more conscious of organics, which management believes will help to extend this growth trend, both overall and as an increasing percentage of the current market by reducing dependence on mass-production, hormone, toxin and petro-chemical based food supplies.

Customers

We have not yet commenced operations and thus do not have customers for laboratory testing procedures nor subscribers for the information acquired in our database.

Our initial marketing will be directed towards smaller and mid-level producers which may not be getting the individualized attention that they desire from larger market participants.  The focus of the Company will be produce and foodstuffs, but management believes that testing of soil for contaminants and other particulate matter should also be a significant revenue producer.

Competition

In management’s view, Greenscape’s chief competitors are other smaller laboratories, who focus on smaller market participants, rather than the larger USDA licensed laboratories.  The business plan for Greenscape is to provide laboratory testing services for smaller producers and growers, groups who typically have been underserved by larger USDA testing facilities.  Management is aware of the presence of smaller medical/diagnostic laboratories and larger USDA certified laboratories, but the current testing market for non-USDA certified laboratories appears to be fragmented.

By way of background, while the USDA licensed laboratories can certify a product as “Organic,” many smaller growers and producers often label their products "Organic" (for example organic string beans), although such products have not been USDA certified organic, and they cannot use the USDA seal.  As such, the difference between a product that uses and one that doesn't use the USDA seal on the packaging is that they have had a USDA certified lab examine their product.

Similarly, products can be purely organically grown even if the final product does not have the USDA seal on the packaging.  Growers and producers whose growing practices follow all USDA guidelines and whose nutrients are within prescribed labels may be considered to be organically grown.  As such, the main difference for Farmer A who has a USDA seal on his product versus Farmer B who grows his products organically and labels them as organic is that Farmer A has the backing of the USDA if questioned about the authenticity of the company's organic growth practices.

Within this operating framework, the Company plans to work with the smaller market growers and producers to test their products and growing practices.  Management anticipates that these testing services will allow these growers and producers to know whether their products will meet the USDA testing requirements to be labeled “USDA Organic” prior to going through the process and cost of USDA testing procedures.

Management also believes that potential customers, while not being able to make public claims about being USDA certified as “organic,” nevertheless will be able to state that their products have been tested as being grown pesticide free and toxin free.  Additionally, Greenscape’s customers will be provided with a report indicating levels of degrees of contaminants in each specimen tested.  Management anticipates that such report will be provided in writing or via the internet accessible database.  Management further believes that these customers will find value in being able to state that their products are pesticide and toxin free, and will pay for the testing to support their claims as proof of these points.

As the organic testing industry for smaller market producers and growers is still relatively recent, to management’s knowledge, there have been few if any other companies of significant size that have entered into providing this service effectively in a cost-conscious environment.  To management’s knowledge, the only laboratories that offer a similar testing product (without database predictions) are the larger USDA facilities, which certify organic products as “USDA Organic.”  (According to a list compiled and kept by the USDA, as of January 22, 2014, there were over 100 organic certifying agents who were authorized by the USDA to certify farms and businesses to the USDA organic regulations.  However, based on management’s review of this list and familiarity with the agents listed, the majority of these entities typically do not focus on the smaller and mid-sized producers and growers who management believes make up a significant portion of the Company’s target market.)  These laboratories typically are major and large facilities that possess and employ financial, technical, and personnel resources substantially greater than ours will be for the foreseeable future.  However, because these entities typically do not provide testing services to the smaller market producers, management believes that servicing these smaller producers and growers will provide a market niche for the Company.

Additionally, while there are other companies emerging in the growing organics industry, management does not believe that any of these companies stand out as a “testing” industry leader.  Based on management’s review of the testing service providers in this industry, many of the smaller laboratories are not focusing on organic testing, but instead are focusing on the medical diagnostics or law enforcement forensics markets.

In management’s view, most of the emerging companies preparing to serve the organic products industry come from the pharmaceutical industry.  Like consumers, scientists recognize the potential of natural pharmaceuticals in varying applications, and pharmaceutical companies typically understand the promise that this market can provide.  With the natural food and organic food business sectors expanding in recognition and value,19 the safety and purity of each consumable product becomes a more pressing concern.  Greenscape Laboratories plans to explore potential for-profit opportunities in the current environment related to its services, as well as to prepare to capitalize on opportunities in the emerging organics industry.

Management anticipates that new and existing companies will enter into this market as the infrastructure, policies and procedures are further developed to standardize a healthy free market.  However, in management’s estimation, Greenscape is in a position to enter the market in a comprehensive manner, with the ability to provide testing services to smaller and mid-market   .Management believes that by becoming a public company, Greenscape will be in a better position to be able to fund its growth of laboratories that provide services, although there can be no guarantee that the Company will be able to obtain such funding or realize this growth.

Governmental Regulation

As discussed above, although only the USDA can grant products “organic” status, the Company will be allowed to test for the presence of toxins and foreign chemicals (e.g., pesticides and synthetic fertilizers).  Thus, even as a smaller laboratory, we can provide useful information to the producer, wholesale and retail providers and end-user customers without having to bear the financial burden associated with meeting all the requirements of being a certified “organic” testing laboratory as defined by the USDA.

Transportation

There are no material permits or licenses required beyond those currently held by us or incident to our operations.

Research and Development

As of the date of this Prospectus, we had not spent any funds on research and development, although we use state of the art chromatography equipment.  This does not, however, preclude inclusion in the budget of research and development should this become warranted and economically efficient.

__________________

19 Source: Food Marketing Institute report on Natural and Organic Foods, dated September 2008. Paper copy on file with the Company.

Employees

As of the date of this Prospectus, we had three full-time employees who are our officers and directors. We intend to retain the services of consultants on a contract basis to conduct the further marketing necessary for Greenscape Laboratories to develop into a large organics testing firm.

Executive Offices

Our executive offices are currently located at 1311 East La Rua Street, Pensacola, FL 32501 and our telephone number is 850-723-7496.

Legal Proceedings

As of the date of this Prospectus, we were not a party to any legal proceedings, and we were not aware of any pending or potential legal actions.

Property

We currently lease an office at 1311 East La Rua St., Pensacola, FL 32501, that is owned by James Scheltema, the President of Greenscape, who provides the space at no monthly rental charge.  There is no formal lease agreement between Greenscape and Mr. James Scheltema.  The office space consists of approximately 400 square feet of office space.  As of the date of this Registration Statement, Greenscape’s testing equipment was located at the office space, which will also serve as the initial testing facility once the Company commences testing operations.  We believe that this space will be sufficient for our initial needs, although as funding and revenues become available, and the Company’s operations grow, we anticipate finding other office space as needed.

The Distribution

HDRE intends to distribute to its shareholders on a pro-rata basis all shares of Greenscape Laboratories common stock held by it in a transaction referred to in this registration statement as the “Distribution.”  In connection with the Distribution, the 36,152,718 shares of Greenscape common stock held directly by HDRE will be distributed pro rata to the shareholders of HDRE who own HDRE common stock as of the close of trading on the record date.  The Distribution ratio is one share of Greenscape for each one shares of HDRE owned.  No fractional shares will be issued.  Following the completion of the Distribution, the shareholders of HDRE, as a group, will hold the same percentage of the issued and outstanding common stock (approximately 36.74%) of Greenscape that HDRE held immediately prior to the Distribution; the ownership interests of Greenscape’s shareholders other than HDRE will not be affected or changed materially as a result of the distribution. HDRE will no longer beneficially own any shares of Greenscape common stock following the distribution.  The shares distributed by HDRE will be publicly traded securities; however, no market for our securities exists at this time, and there is no assurance that a market will exist for our common stock following the distribution.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties, including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

Certain statements contained in this Prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Statements that are not statements of historical fact may contain forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation or intention to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Greenscape Laboratories, Inc. (“Greenscape Laboratories” or the “Company”), initially plans to take a three-pronged business strategy.  First, the Company will move to gain ground in the organics industry and become the lead organic testing firm in the industry.  Second, Greenscape Laboratories will seek to build investor relations and grow its market value by becoming a publically tradable entity.  Third, Greenscape Laboratories plans to  compile industry research during its testing and utilize the additional wealth of information about the agricultural industry to better aid in consulting for agricultural applications, especially soil nutrients, disease and pest control.

Greenscape Laboratories plans to position itself as the solution for standards in a fledgling industry, both testing the purity and contents of any organic samples sent for contamination analysis, or pure-organic verification.

Management anticipates that Greenscape Laboratories will market its services to gardening hobbyists and farmers alike, as there is a recognized value in testing to insure produce is fresh and safe to consume.

Greenscape Laboratories plans to develop a comprehensive website with the intent of becoming "the scientific hub" for the industry.  The Company will use this content to better assess situations when consulting for clients and industry producers.

Management believes that the key to Greenscape Laboratories' sales strategy will be strategic alignment with organizations that have been the leaders in the organic consumables market over the past decade and are interconnected with most participants in the industry.

Greenscape Laboratories plans to rely heavily on relationship management for “warm” introductions to industry participants at all levels.  As many industry participants enjoy more of a personal relationship between anyone doing business with them, Greenscape Laboratories will give them concise, straight-to-the-point answers about any samples sent in for analysis, as well as providing industry participants additional guidance about what types of fertilizers and products are optimal.

FUTURE EXPANSION

Greenscape Laboratories' long term plan is to provide a reliable testing mechanism to ensure consumers receive accurate information regarding the agricultural products that they consume.  This is further complicated by the variations by soil mix, fertilizer type and application method.

Upon establishing a firm base with the initial product and service offering, the Company intends to explore and potentially enter other sectors of the industry.

•
Industry Research - GL Research & Analytics (“GL R&A”) Greenscape Laboratories’ management believes that original research and analytic tools will be a necessity for the marketing and pharmaceutical sectors of this industry.

The company is in the beginning phase of discussions regarding providing testing to pathology and forensic scientists as a “double-check” on their findings for quality control and independence purposes.

Liquidity and Capital Resources

Notes Payable

As of December 31, 2013, Greenscape had notes payable in an aggregate amount of $84,605.  The majority of these were notes payable to officers of Greenscape or to an entity controlled by an officer and director of Greenscape.  Details about the indebtedness of the Company are provided below:

-
James R. J. Scheltema: Working capital note, principal amount of $46,654.64, with a simple interest rate of 6% per annum. This note is payable on demand and is convertible to stock at the Company’s option or on demand by the holder at a price of $0.0001 per share.  As of March 14, 2014, the total amount owing on this note was $47,947.01.

-
James R. J. Scheltema: Working capital note, dated September 10, 2013, principal amount of $4,200, with a simple interest rate of 6% per annum. This note is payable on demand and is convertible to stock at the Company’s option or on demand by the holder at a price of $0.0001 per share.  As of March 14, 2014, the total amount owing on this note was $4,327.73.

-
James R. J. Scheltema: Equipment note, principal amount of $7,500, with a simple interest rate of 6% per annum. This note is secured by testing equipment and is payable on demand and is convertible to stock at the Company’s option or on demand by the holder at a price of    $0.0001 per share upon written confirmation from the note holder.  As of March 14, 2014, the total amount owing on this note was $7,725.62

-
Alexander M. Scheltema: Equipment note, principal amount of $7,500, with a simple interest rate of 6% per annum. This note is secured by testing equipment and is payable on demand and is convertible to stock at the Company’s option or on demand by the holder at a price of  $0.0001 per share upon written confirmation from the note holder.  As of March 14, 2014, the total amount owing on this note was $7,725.62.

-
Mentat Holdings, LLC: Working capital note, principal amount of $10,000, with no stated interest rate.  This note is payable on demand and is convertible to stock on demand at a price of $0.001 per share upon written confirmation from the note holder.  Mentat Holdings is an entity controlled by Ms. Moss, an officer and director of Greenscape.    As of March 14, 2014, the total amount owing on this note was $10,000.

-
Mentat Holdings, LLC: working capital note, principal amount of $2,500, with a simple interest rate of 6% per annum. This note is payable on demand and is convertible to stock on demand at a price of $0.0001 per share upon written confirmation from the note holder.  As of March 14, 2014, the total amount owing on this note was $2,535.34.

-
Alexander M.  Scheltema: Working capital note, principal amount of $450, with a simple interest rate of 6% per annum. This note is payable on demand and is convertible to stock on demand at a price of $0.0001 per share upon written confirmation from the note holder.  As of March 14, 2014, the total amount owing on this note was $455.40.

-
Unrelated third party: Working capital note, principal amount of $10,000, dated November 12, 2013, with no stated interest rate. This note is payable on demand and is convertible to stock on demand, at the option of the holder, at a price of $0.001 per share upon written confirmation from the note holder.    As of March 14, 2014, the total amount owing on this note was $10,000

Liquidity

As of March 21, 2014, Greenscape had approximately $39,000 in available funds for use in the development of the business.  The source of these funds were mainly loans to Greenscape by its founders and two third parties (discussed in the loan transaction section) mostly collected in 2013 by Greenscape in exchange for convertible debt compensation for the amount owned to each person/party.  Additionally, Greenscape owns the testing equipment necessary to conduct its operations.  The equipment can be used to conduct approximately ten tests daily, as each sample is individually analyzed by the machine.  In terms of weekly and monthly scaling, this would largely depend on customer demand for tests, but at full capacity, Management anticipates that Greenscape could perform approximately 200 sample tests per month.

Management anticipates that the costs to Greenscape of conducting the testing business will be low, for several reasons.  First, Greenscape will not incur expenses relating to salary or wages because the testing will be conducted, at least initially, by Alexander Scheltema, Greenscape’s Chief Operating Officer, who has been compensated for his services through the issuance of shares of Greenscape restricted common stock.  Additionally, the Company has previously purchased the testing equipment needed to conduct the tests.  Moreover, the office space is currently being provided by James Scheltema, Greenscape’s Chief Executive Officer, at no cost to Greenscape.  As such, the main expenses to be borne by Greenscape will be a maintenance cost (once per year) of the testing equipment; refills on consumables used in conducting the testing; and basic office costs, including items such as ink, printers, phones, and utilities.

Greenscape plans to make laboratory purchases as bulk consumables orders, typically sufficient for over 100 tests in the case of the required reagent, and sufficient for over 1,000 tests for the remaining consumables, which lowers the price and increases profitability per test that Greenscape performs.  As such, the price Greenscape will endure per test is very low.

As for the specifics behind machine maintenance, this procedure is annual to ensure proper calibration of the devices and prevent lab-related stoppages related to mechanical error.  In an optimal situation (one in which Greenscape is performing as many tests as possible in a month and spending the peak amount on consumables), Greenscape expects monthly expenses of approximately $400 to $750 per month.  In the event of expansion, Greenscape would expect a larger monthly expense, together with the resulting revenues from an increased number of tests being performed.

Management anticipates that providing 100 tests per month will generate approximately $6500 in revenues to Greenscape, which can be used by management to continue to grow the business, and to conduct additional marketing and awareness campaigns.  Management believes that Greenscape needs to conduct approximately 7-10 tests per month to cover monthly expenses.  In a situation of less demand than 7 tests per month, management may be required to use additional funds from the Company’s reserves, or reduce the amount of additional growth and marketing.  If Greenscape is able to provide more than 10 tests per month, management anticipates that Greenscape will generate sufficient funds to permit management to conduct additional marketing and development activities, with a goal of additional business development.

In the event that Greenscape generates too little demand in a given month, the approximately $39,000 in available funds would be able to be used.  Management believes that with the low outgoing expenses, Greenscape has sufficient funds to operate for the next twelve months.

As such, management believes that even if Greenscape only conducts 7-8 tests per month for the next 12 months, the available funds would permit Greenscape to continue to operate for the next twelve months.

Finally, the Company has begun the process of evaluating its competition to assess the possibilities of joint ventures and acquisitions.  In most instances, management anticipates that a transaction of this type would require additional capital as well.  As of the date of this Registration Statement, the Company had not entered into any agreements relating to any joint venture or acquisition or other business combination.

Special Information Regarding Forward Looking Statements

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. We may, in some cases, use words such as "project," “forecast,” "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "potentially," "will" or "may," or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Forward-looking statements in this prospectus may include, but are not limited to, statements about:

•	expectations of future operating results or financial performance;

•	introduction of new products;

•	plans for growth, future operations and potential acquisitions;

•	our plans to develop and commercialize our products;

•	the size and growth potential of possible markets for our product candidates and our ability to serve those markets;

•	the rate and degree of market acceptance of any future products;

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;

•	our ability to attract strategic partners with development, regulatory and commercialization expertise; and

•	the development of our marketing capabilities.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock, par value $.0001 per share, (the “Common Stock”), of which there were 98,402,718 issued and outstanding as of March 14, 2014, and 10,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued as of March 14, 2014. The following summarizes important information regarding our capital stock.

Common Stock

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of Common Stock have no preemptive rights to purchase the Company’s Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

Preferred Stock

The Board of Directors is authorized by our Amended and Restated Articles of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Wyoming, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to this registration statement.

Dividends

We have not paid any dividends on our Common Stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the Board of Directors does not anticipate paying any cash dividends in the foreseeable future.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Wyoming Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2013 and 2012, appearing in this prospectus and Registration Statement have been audited by John Scrudato, CPA, our independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, for the shares of common stock being distributed by HDRE. The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330. Copies of such materials may be obtained at prescribed rates by writing to the SEC. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are not yet subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”). Following the effective date of this Registration Statement and the distribution, we will be subject to such informational requirements, and in accordance therewith, we will file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

You may also contact the Company at 1311 East La Rua St., Pensacola, FL 32501, or via telephone at 850-723-7496.

FINANCIAL STATEMENTS

Commencing at page F-1 are the audited financial statements for the Company for the fiscal years ended December 31, 2013 and 2012.

Financial Statements

Greenscape Laboratories, Inc.

December 31, 2013 and December 31, 2012

(Audited)

Greenscape Laboratories, Inc.

Contents	Page

Financial Statements:

Balance Sheet at December 31, 2013 (audited), and December 31, 2012 (audited)	F - 3

Statements of Operations for the Year Ended December 31, 2013(audited), and for the Period December 21, 2012(inception) through December 31, 2012 (audited), and the period  December 21, 2012(inception) through December 31, 2013 (audited)
F - 4

Statements of Cash Flows for the Year Ended December 31, 2013(audited), and for the Period December 21, 2012(inception) through December 31, 2012 (audited), and the period  December 21, 2012(inception) through December 31, 2013 (audited)
F - 5 - F - 6

Statements of Stockholder's Equity for  the Year Ended December 31, 2013(audited), and for the Period December 21, 2012(inception) through December 31, 2012 (audited)  and the period  December 21, 2012(inception) through December 31, 2013 (audited)
F - 7

Notes to Financial Statements	F - 8 - F - 16

Report of Independent Registered Public Accounting Firm	F - 17

GREENSCAPE LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(Audited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$51,248	$0
Prepaid expenses	5,500	0
Total Current assets	56,748	0

Property, Plant and Equipment(Net)	15,000	0
Investments	22,966	0

Total Assets	$94,714	$0

Liabilities and Equity(Deficit)

Current liabilities
Accrued Expenses	$1,003	$0
Convertible Notes Payable	22,500	0
Related Party Convertible Officer Loans	61,655	$477
Total Current Liabilities	85,158	477

Commitments and Contingencies - Note 7
GREENSCAPE LABORATORIES, INC. Shareholder's Deficit
Preferred Stock, $0.0001 par value; 10,000,000 shares authorized at 12/31/13 and 12/31/12, zero issued and outstanding 12/31/2013 and 12/31/2012	0	0
Common Stock, $0.0001 par value; 1,000,000,000 shares authorized at 12/31/13 and 12/31/12, 98,402,718 and 100,000 issued and outstanding 12/31/2013 and 12/31/2012	9,840	10
Contributed capital in excess of par	52,980	0
Stock subscription receivable	0	(10)
Accumulated deficit	(53,264)	(477)
Total Equity(Deficit)	9,556	(477)
Total liabilities and equity(Deficit)	$94,714	$0

"The accompanying notes are an integral part of these financial statements"

GREENSCAPE LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	January 1. 2013 to December 31, 2013	December 21, 2012 to December 31, 2012	For the period December 21, 2012 (Inception) to December 31, 2013
	(Audited)	(Audited)	(Audited)

Revenues	$0	$0	$0

Other General Expenses
Wages	39,844	0	39,844
Professional Fees	10,040	0	10,040
Other	1,900	477	2,377
Total General Expenses	51,784	477	52,261

Net Income(Loss) from Operations	(51,784)	(477)	(52,261)

Other Income(Expenses)
Interest Expense	(1,003)	0	(1,003)

Net Income(Loss) from Operations
Before Income Taxes	(52,787)	(477)	(53,264)

Tax Expense	0	0	0

Net Income(Loss)	$(52,787)	$(477)	$(53,264)

Basic and Diluted Loss Per Share	(0.01)	(0.00)

Weighted average number of shares outstanding	8,300,227	100,000

"The accompanying notes are an integral part of these financial statements"

GREENSCAPE LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	January 1. 2013 to December 31, 2013	December 21, 2012 to December 31, 2012	For the period December 21, 2012 (Inception) to December 31, 2013
	(Audited)	(Audited)	(Audited)

Cash flows from operating activities:
Net income (loss)	$(52,787)	$(477)	$(53,264)
Stock Issued for services	39,854	0	39,854

(Increase)decrease in prepaid expenses	(5,500)	0	(5,500)
Increase(decrease) in accrued expenses	1,003	0	1,003
Net cash used in operating activities	(17,430)	(477)	(17,907)

Cash flows from investing activities:
Acquisition of equipment	0	0	0
Net cash provided(used) by investing activities	0	0	0

Cash flows from financing activities:
Stock subscription receivable paid	10	0	10
Proceeds from loans	22,500	0	22,500
Proceeds from related party loans	46,178	477	61,655
Net cash provided(used) by financing activities	68,688	477	84,165

Increase in cash and equivalents	51,258	0	51,258

Cash and cash equivalents at beginning of period	0	0	0

Cash and cash equivalents at end of period	$51,258	$0	$51,258

"The accompanying notes are an integral part of these financial statements"

GREENSCAPE LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

	January 1. 2013 to December 31, 2013	December 21, 2012 to December 31, 2012	For the period December 21, 2012 (Inception) to December 31, 2013
	(Audited)	(Audited)	(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Stock issued for investment	$22,966	$0	$22,966
Stock subscription receivable	$0	$10	$10
Equipment exchanged for note	$15,000	$0	$15,000

"The accompanying notes are an integral part of these financial statements"

GREENSCAPE LABORATORIES, INC.
STATEMENT OF STOCKHOLDER'S EQUITY(DEFICIT)
(A DEVELOPMENT STAGE COMPANY)
FOR THE PERIOD ENDED DECEMBER 21, 2012(inception), THROUGH DECEMBER 31, 2012(Audited)
FOR THE PERIOD JANUARY 1, 2013 THROUGH DECEMBER 31, 2013(Audited)

	Preferred Stock	Preferred Stock	Common Stock	Common Stock		Stock Subscription	Accumulated
	Shares	Amount	Shares	Amount	ACIP	Receivable	Deficit	Total

Initial Balances December 21, 2012 (inception)	0	$0	0	$0	$0	$0	$0	$0
Capital stock issuance	0	0	100,000	10	0	(10)	0	0
Net Income 12/21/2012 to 12/31/2012	0	0	0	0	0	0	(477)	(477)
Balances December 31, 2012	0	0	100,000	10	0	(10)	(477)	(477)
Subscription receivable paid	0	0	0	0	0.00	10	0	10
Stock issied for compensation	0	0	62,150,000	6,215	33,629.00	0	0	39,844
Stock issued for imvestment	0	0	36,152,718	3,615	19,351.00	0	0	22,966
Net Income 1/1/2013 to 12/31/2013	0	0	0	0	0.00	0	(52,787)	(52,787)

Balances October 31, 2013	0	$0	98,402,718	$9,840	$52,980	$0	$(53,264)	$9,556

"The accompanying notes are an integral part of these financial statements"

Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

1.     Organization, History and Business

Greenscape Laboratories, Inc. (“the Company”) was incorporated in Wyoming on December 21, 2012.

The Company was established for the purpose of testing consumable products for either chemical or foreign contaminants (usually passed to the plant from the soil).  This leads to a more standardized and higher quality produce market due to increased transparency of all components found in each sample.

2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Buildings	40 years
Equipment	5-15 years

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on  estimated undiscounted  cash flows. Measurement of  the impairment loss, if any, is based on the difference between the carrying value and fair value.

Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

2.     Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company annually assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.  The Company determined that none of its long-term assets at December 31, 2013 or the period December 21, 2012(inception) through December 31, 2012 were impaired.

Stock Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

During the year ended December 31, 2013 and the period December 21, 2012(inception) through December 31, 2012, the Company recognized stock-based compensation expense totaling $39,854.08 and $0, respectively.  No options have been granted to date.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect.  For the year ended December 31, 2013 and the period

Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

2.     Summary of Significant Accounting Policies (continued)

December 21, 2012(inception) through December 31, 2012, there were 639,046,400 potential dilutive securities related to the convertible notes described in Note 9.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2013 and December 31, 2012.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, "Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment" ("ASU 2012-02"), which permits an entity to make a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit's indefinite-lived intangible asset is less than the asset's carrying value before applying the two-step goodwill impairment model that is currently in place. If it is determined through the qualitative assessment that the fair value of a reporting unit's indefinite-lived intangible asset is more likely than not greater than the asset's carrying value, the remaining impairment steps would be unnecessary. The qualitative assessment is optional, allowing companies to go directly to the quantitative assessment. ASU 2012-02 is effective for the Company for annual and interim indefinite-lived intangible asset impairment tests performed beginning October 1, 2012; however, early adoption is permitted. The Company believes the adoption of ASU 2012-02 will not have a material impact on its consolidated financial statements.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

 Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	12/31/2013	12/31/2012

U.S statutory rate	34%	34%
Less valuation allowance	(34)%	(34)%
Effective tax rate	0%	0%

The significant components of deferred tax assets and liabilities are as follows:

	12/31/2013	12/31/2012
Deferred tax assets

Net operating losses	$53,264	$477

Deferred tax liability	-	-
Net deferred tax assets	18,110	162
Less valuation allowance	(18,110)	(162)
Deferred tax asset - net valuation allowance	$-	$-

The Company has a net operating loss carryover of approximately $53,264 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2013.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period December 21, 2012(inception) through December 31, 2013, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Wyoming state jurisdiction.  We are not currently involved in any income tax examinations.

 Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

4.   Related Party Transactions

James R. J. Scheltema has lent the company a net total of $46,654.64 to the company for the period from July 24, 2013 to December 31, 2013. Material items are listed below:

On November 1, 2013  James R. J. Scheltema advanced the company $3,500 by directly paying invoices owed by the company.

To Checking:

•	On October 25, 2013 twenty thousand dollars was loaned by James R. J. Scheltema to the company.

•	On October 28, 2013 twenty thousand dollars was loaned by James R. J. Scheltema to the company.

•	On October 15, 2013 one thousand dollars was loaned by James R. J. Scheltema to the company.

To Savings:

•
On August 27, 2013, six hundred fifty dollars was loaned to the company via the commercial savings account (three hundred twenty five dollars of which was loaned by James R. J. Scheltema and three hundred twenty five of which was loaned by his son, Alexander M. Scheltema).

•
On August 6, 2013, two hundred dollars was loaned to the company via the commercial savings account (one hundred dollars of which was loaned by James R. J. Scheltema and one hundred of which was loaned by his son, Alexander M. Scheltema).

•
On July 24, 2013, the commercial savings account was opened with fifty dollars (twenty five dollars of which was loaned by James R. J. Scheltema and twenty five of which was loaned by his son, Alexander M. Scheltema).

On September 10, 2013, the President, James R. J. Scheltema and his son and Chief Operations Officer, Alexander M. Scheltema, exchanged testing equipment necessary for company operations for debt issued by the company.  The equipment was jointly owned equally by James and Alexander Scheltema and conservatively valued at fifteen thousand dollars.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On December 21, 2012 the Company issued 100,000 of its authorized common stock to James R. J. Scheltema in exchange for $10, which is recorded as a subscription receivable.

On December 13, 2013, further issuances were made on December 15 as follows: 39,900,000 common shares to James R. J. Scheltema in exchange for services; 10,000,000 common shares to Alexander M. Scheltema in exchange for services and 10,000,000 to Cynthia Scheltema in exchange for services by James R. J. Scheltema who assigned his rights to such shares to Cynthia Scheltema.

December 21, 2012	100,000 shares	James R. J. Scheltema, President

December 15, 2013	39,900,000 shares	James R. J. Scheltema, President

December 15, 2013	10,000,000 shares	Alexander M. Scheltema, Vice President
(Son of James R. J. Scheltema and an officer)

December 15, 2013	10,000,000 shares	Cynthia Scheltema
(Spouse of James R. J. Scheltema but not an officer)

Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

5.   Fair Value

The Company’s financial instruments at December 31, 2013 consist principally of accrued expenses which are financial liabilities with carrying values that approximate fair value.  The Company determines the fair value of these liabilities based on the effective yields of similar obligations. The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

The Company complies with the provisions of ASC No. 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures.”  ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements.
The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, which  are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as follows:

December 31, 2013:
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Accrued expenses	-	$1,003	-	$1,003

December 31, 2012:
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Accrued expenses	-	$0	-	$0

Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

6.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

On December 21, 2012 the Company issued 100,000 of its authorized common stock in exchange for $10, which is recorded as a subscription receivable.  Further issuances were made on December 15 as follows:

39,900,000 shares	James R. J. Scheltema, President
10,000,000 shares	Alexander M. Scheltema, Vice President
2,000,000 shares	Loretta Moss, Secretary

10,000,000 shares	Cynthia Scheltema (Spouse of James R. J. Scheltema but not an officer)
250,000 shares	Michael Charles (Not an officer)
36,152,718 shares	Exchanged for 1,000,000 shares series A HDRE preferred stock

7.    Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 8 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Greenscape Laboratories, Inc.  for the year ended December 31, 2013 and the period December 21, 2012(inception) through December 31, 2012:

	2013	2012

Net Income (Loss)	$(55,787)	$(477)

Weighted-average common shares outstanding basic:

Weighted-average common stock	8,300,227	100,000
Equivalents
Stock options	0	0
Warrants	0	0
Convertible Notes	0	0

Weighted-average common shares outstanding- Diluted	8,300,227	100,000

Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

9.    Convertible Notes Payable

Notes payable consist of the following for the periods ended;	12/31/2013	12/31/2012

James R. J. Scheltema President and related party working capital note with a simple interest rate of 6% per annum. Note is payable on demand and is convertible to stock on demand at a price of $0.0001 per share upon written confirmation from the note holder.	$46,205	$0

James R. J. Scheltema President and related party equipment note with a simple interest rate of 6% per annum. This note is secured by testing equipment and is payable on demand and is convertible to stock on demand at a price of $0.0001 per share upon written confirmation from the note holder.	7,500	0

Alexander M. Scheltema related party equipment note with a simple interest rate of 6% per annum. This note is secured by testing equipment and is payable on demand and is convertible to stock on demand at a price of $0.0001 per share upon written confirmation from the note holder.	7,500	0

Mentat Holdings, LLC working capital note with no stated interest rate. Note is payable on demand and is convertible to stock on demand at a price of $0.001 per share upon written confirmation from the note holder.	10,000	0

Mentat Holdings, LLC working capital note with no stated interest rate. Note is payable on demand and is convertible to stock on demand at a price of $0.001 per share upon written confirmation from the note holder.	2,500	0

Alexander M. Scheltema President and related party working capital note with a simple interest rate of 6% per annum. Note is payable on demand and is convertible to stock on demand at a price of $0.0001 per share upon written confirmation from the note holder.	450	0

Joel Tombran working capital note with no stated interest rate. Note is payable on demand and is convertible to stock on demand at a price of $0.001 per share upon written confirmation from the note holder.	10,000	0

Total Notes Payable	84,155	0

Less Current Portion	84,155	0

Long Term Notes Payable	$0	$0

Accrued interest on these notes totaled:	$1,003	$0

Greenscape Laboratories, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

10.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has incurred operating losses, and as of December 31, 2013 the Company had a working capital deficit of $28,410 and an accumulated deficit of $53,264. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

11.    Property, Plant and Equipment

Property, plant and equipment and related accumulated depreciation consist of the following:

	12/31/2013	12/31/2012

Machinery and equipment	$15,000	$0
Property, plant and equipment, gross	15,000	0
Less: accumulated depreciation	(0)	(0)
Property, plant and equipment, net	$15,000	$0

Equipment purchased from our directors in exchange for notes on September 10, 2013 were valued at a comparable market listing pricing. This equipment has not been placed in service as of December 31, 2013.

12.    Investments

As of December 31, 2013 we have 1,000,000 shares of HD Retail Solutions, Inc.(HDRE) Series A Preferred Stock recorded at our cost of $22,966. As per ASC 320, these preferred shares are classified as an equity investment (available for sale securities) and as such will be recorded under the cost method unless the preferred features allow us to influence the management of HDRE, which at that time we will change  our treatment to the equity method.  The Company assesses investments at the end of each reporting period for any valuation and impairment adjustments.  The Company’s analysis is done in two parts, to first determining whether an impairment has occurred and then determining whether the impairment is other than temporary

13.    Subsequent Events

None

John Scrudato CPA
7 Valley View Drive
Califon, New Jersey 07830
(908)-534-0008

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Greenscape Laboratories, Inc.

We have audited the accompanying balance sheets of Greenscape Laboratories, Inc. (“the Company”) as of December 31, 2013 and December 31, 2012, and the related statements of operations,  stockholders' equity, and cash flows for the year ended December 31, 2013 and the period December 21, 2012(inception) through December 31, 2012 and the period December 21, 2012(inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenscape Laboratories, Inc. for the year ended December 31, 2013 and 2012 and the results of its operations, stockholders' equity, and its cash flows for the year ended December 31, 2013, the period December 27, 2012(inception) through December 31, 2012 and the period December 21, 2012(inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10, the Company has incurred significant losses since inception of $53,264 and has a working capital deficit of $28,410. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA
Califon, New Jersey

February 11, 2014

TABLE OF CONTENTS
Prospectus Summary	5
Risk Factors	7
The Distribution	15	GREENSCAPE LABORATORIES, INC.
Use of Proceeds	16
Dividend Policy	16
Structure of the Distribution Transaction	16	36,152,718
Plan of Distribution	19	SHARES
Capitalization	19
Shares Eligible for Future Sale	20
Market for Common Equity and Related Stockholder Matters	21	COMMON STOCK
Transfer Agent	22
Directors, Executive Officers, Promoters, and Control Persons	23	________________
Security Ownership of Certain Beneficial Owners and Management	24
Family Relationships; Transactions with Related Persons; Director Independence	24	PROSPECTUS
Executive Officer and Director Compensation	25	________________
Special Note Regarding Forward-Looking Statements	26
Description of Business	26
The Distribution	31
Management’s Discussion and Analysis of Financial Condition and Results of Operations	32
Description of Securities	34	APRIL ___, 2014
Disclosure of Commission Position on Indemnification for Securities Liabilities	35
Experts	35
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	35
Where You Can Find Additional Information	35
Financial Statements	36
Index to Financial Statements	F-1

Dealer Prospectus Delivery Obligation.  Until [a date which is 90 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$1	*
Accounting fees and expenses	$6,000	*
Legal fees and expenses	$15,000	*
Miscellaneous	$5,000	*
Total	$26,001	*
*Estimated

In addition to these expenditures, HD Retail Solutions, Inc., will pay the expenses associated with the distribution of the common stock, including the fees of our transfer agent.  Those expenses are estimated to be approximately $1,000.

Item 14.  Indemnification of Directors and Officers

Section 17-16-851(a) of the Wyoming Business Corporation Act provides that a corporation may indemnify a director against liability incurred in a proceeding if:

(i)	(A)	The director conducted himself in good faith; and

(B)	He reasonably believed that his conduct was in or at least not opposed to the corporation's best interests; and

(C)	In the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or

(ii)
The director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Section 17-16-202(b)(v) of the Wyoming Business Corporation Act.

(b)
A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(i)(B) of Section 17-16-851.

(c)
The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Section 17-16-851.

(d)	Unless ordered by a court under Section 17-16-854(a)(iii) of the Wyoming Business Corporation Act, a corporation may not indemnify a director under Section 17-16-851:

(i)
In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of Section 17-16-851; or

(ii)
In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director's capacity.

Section 17-16-852 of the Wyoming Business Corporation Act requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Under Section 17-16-853 of the Wyoming Business Corporation Act, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the expenses incurred in connection with the proceeding by an individual who is a party to a proceeding because that individual is a member of the Board of Directors if he delivers to the corporation:

(i)
A written affirmation of his good faith belief that the standard of conduct described in Section 17-16-851 has been met by the director or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by Section 17-16-202(b)(iv); and

(ii)
His written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 17-16-852 and it is ultimately determined under Section 17-16-854 or 17-16-855 that he has not met the standard of conduct described in Section 17-16-851.

Article FIFTEENTH of the Company’s Amended and Restated Articles of Incorporation provides that, “As  the  Board  of  Directors  may  from  time  to  time  provide  in  the  By-Laws  or  by  resolution,  the corporation  may  indemnify  its  officers,  directors,  agents  and  other  persons  to  the  full  extent permitted by the laws of the State of Wyoming.”

Article 8, Section 8.1, of the Company’s Bylaws provides “The corporation shall, to the fullest extent permitted by Article 8, Subarticle E of the WBCA, as that Subarticle may be amended and supplemented from time to time, indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Subarticle, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.”

Specifically, each director or officer of the Company will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of the Company; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the Company, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

(The foregoing summary is qualified in its entirety by reference to the complete text of any statutes referred to and the Articles of Incorporation and the Bylaws of the Company.)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to “Disclosure of Commission Position on Indemnification for Securities Liabilities” contained in the Prospectus relating to the indemnification of the Company’s officers, directors, stockholders, employees and affiliates.  The Company is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Item 15.  Recent Sales of Unregistered Securities

Common Stock

On December 15, 2013, the Company issued thirty-nine million nine hundred thousand (39,900,000) shares of common stock to James R. J. Scheltema, ten million (10,000,000) shares of common stock to Alexander M. Scheltema, ten million (10,000,000) shares of common stock to Cynthia A. Scheltema, two million (2,000,000) shares of common stock to Loretta Moss and two hundred fifty thousand shares (250,000) to a third party contractor in connection with the incorporation of the Company and for services provided to the Company since its incorporation.

Additionally, on December 19, 2013, the Company issued 36,152,718 shares of the Company’s restricted common stock to HD Retail Solutions, Inc. (“HDRE”), in consideration for the purchase of 1,000,000 shares of HDRE Series A Preferred Stock.  This transaction is discussed in more detail above in the section “Structure of the Distribution Transaction.”

Each of the purchasers represented to the Company that they were accredited investors as defined under the rules and regulations of the Securities Act. No public solicitation or advertising was undertaken in connection with the transactions and the purchasers of the shares sold in the offering represented that they were purchasing the shares for their own account and for investment purposes and not for purposes of distribution or resale. The certificates evidencing such shares were marked with a restrictive legend, indicating that any resale or transfer thereof was subject to restrictions under the Securities Act and applicable rules and regulations.

No public solicitation was involved in any of the issuances, and each purchaser was contacted directly by the Company’s management. No commissions or fees were paid.

The issuances of shares disclosed above were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

Convertible Promissory Notes

On September 10, 2013, Greenscape issued two promissory notes (the “Equipment Notes”), each for $7,500, to two officers of the Company in exchange for the transfer by James Scheltema and Alex Scheltema of laboratory equipment to Greenscape.  The notes are convertible into shares of Greenscape common stock, at a per share conversion price of $0.0001, either at the option of Greenscape or the holder of the note.  The notes are payable on demand, and accrue simple interest at a rate of 6% per annum, with interest due on payment.  As of March 14, 2014, the total principal and accrued interest owing on the Equipment Notes was $7,500.00 in principal and $225.62 in accrued interest to James Scheltema and $7,500.00 in principal and $225.62 in accrued interest to Alex Scheltema.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the Equipment Notes.

On December 31, 2013, Greenscape issued a convertible promissory note in the amount of $46,654.64 to James Scheltema, in connection with funds loaned by Mr. Scheltema to the Company from July 24, 2013, through December 31, 2013.  The note is payable on demand, and accrues simple interest at a rate of 6% per annum.  The note is convertible into shares of Greenscape common stock, at a per share conversion price of $0.0001, either at the option of Greenscape or the holder of the note.  As of March 14, 2014, the total principal and accrued interest owing on this note was $47,947.01.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on this note.
Additionally, on September 10, 2013, Greenscape issued another convertible promissory note to James Scheltema in the principal amount of $4,200 for funds lent to the Company (the “Second JRJS Note”).  The Second JRJS Notes is payable on demand, and accrues simple interest at a rate of 6% per annum, due on payment.  The Company in its sole discretion may repay the Second JRJS Note through the issuance of shares of the Company’s common stock at a per share conversion price of $0.0001.  Additionally, the holder of the Second JRJS Note may elect to convert the note into shares of the Company’s common stock on the same terms.  As of March 14, 2014, the total principal and accrued interest owing on the Second JRJS Note was $4,327.73.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the Second JRJS Note.

On December 31, 2013, Greenscape issued a convertible promissory note in the amount of $450.00 to Alex Scheltema, in connection with funds loaned by Mr. Scheltema to the Company from July 24, 2013, through December 31, 2013.  The note is payable on demand, and accrues simple interest at a rate of 6% per annum.  The note is convertible into shares of Greenscape common stock, at a per share conversion price of $0.0001, either at the option of Greenscape or the holder of the note.  As of March 14, 2014, the total principal and accrued interest owing on this note was $455.40.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on this note.

Each recipient of the notes described above, both of whom are officers of Greenscape, represented to Greenscape that they were accredited investors as defined under the rules and regulations of the Securities Act. No public solicitation or advertising was undertaken in connection with the transactions. The notes were marked with a restrictive legend, indicating that any resale or transfer thereof was subject to restrictions under the Securities Act and applicable rules and regulations.

On December 13, 2013, Greenscape issued a convertible promissory note in the amount of $10,000 (the “First Mentat Note”) to Mentat Holdings LLC (“Mentat”).  Loretta Moss is the manager of Mentat and an officer of Greenscape.  The loan from Mentat is evidenced by a note (the “First Mentat Note”) dated December 31, 2013.  The First Mentat Note is payable on demand, and does not accrue interest. The First Mentat Note is convertible into shares of Greenscape common stock at a per share conversion price of $0.001.  As of March 14, 2014, the amount owing on the First Mentat Note was $10,000.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the First Mentat Note.

Additionally, on December 18, 2013, Greenscape issued a convertible promissory note in the amount of $2,500 (the “Second Mentat Note”) to Mentat. The Second Mentat Note is payable on demand, and accrues simple interest at a rate of 6% per annum, due on payment.  The Second Mentat Note is convertible into shares of Greenscape common stock at a per share conversion price of $0.0001.  As of March 14, 2014, the amount owing on the Mentat Note was $2,535.34.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the Second Mentat Note.

In February 2014, the Company issued another convertible promissory note in the amount of $1,120 to Mentat (the “Third Mentat Note”).  The Third Mentat Note is payable on demand, and does not accrue interest. The Third Mentat Note is convertible into shares of Greenscape common stock at a per share conversion price of $0.001.  As of March 14, 2014, the amount owing on the Third Mentat Note was $1,120.  As of the date of this Prospectus, the Company had not made any payments of principal or interest on the Third Mentat Note.

The recipient of the notes described above, which is an entity controlled by an officer and director of Greenscape, represented to Greenscape that it was an accredited investors with respect to Greenscape as defined under the rules and regulations of the Securities Act. No public solicitation or advertising was undertaken in connection with the transactions. The notes were marked with a restrictive legend, indicating that any resale or transfer thereof was subject to restrictions under the Securities Act and applicable rules and regulations.

On November 12, 2013, Greenscape issued a convertible promissory note to an unrelated third party in the principal amount of $10,000, with no stated interest rate. This note is payable on demand and is convertible to stock on demand, at the option of the holder, at a price of $0.001 per share upon written confirmation from the note holder.

This note was issued in a privately negotiated transaction between Greenscape management and the third-party lender.  No public solicitation or advertising was undertaken in connection with the transaction. The note was marked with a restrictive legend, indicating that any resale or transfer thereof was subject to restrictions under the Securities Act and applicable rules and regulations.

No public solicitation was involved in any of the issuances, and each lender was contacted directly by the Company’s management. No commissions or fees were paid.

The issuances of the notes disclosed above were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

Item 16.   Exhibits

The following list describes the exhibits filed as part of this registration statement:

Exhibit
No.	Description of Document

3.1	Amended and Restated Articles of Incorporation of Greenscape Laboratories, Inc.*

3.2	Bylaws of Greenscape Laboratories, Inc.*

5.1	Legal Opinion and Consent **

10.1	Common Stock Purchase Agreement with HDRE*

10.2	Promissory Note, dated September 10, 2013 (A. Scheltema)***

10.3	Promissory Note, dated September 10, 2013 (J. Scheltema)***

10.4	Promissory Note, dated December 31, 2013 (A. Scheltema)***

10.5	Promissory Note, dated December 31, 2013 (J. Scheltema)***

10.6	Director/Officer Compensation Agreement (J. Scheltema)***

10.7	Director/Officer Compensation Agreement (A. Scheltema)***

10.8	Director/Officer Compensation Agreement (L. Moss)***

10.9	Promissory Note, dated December 13, 2013 (Mentat)

10.10	Promissory Note, dated December 18, 2013 (Mentat)

10.11	Promissory Note, dated February 21, 2014 (Mentat)

10.12	Promissory Note, dated November 12, 2013 (Tombran)

10.13	Promissory Note, dated September 10, 2013 (Scheltema)

21	Subsidiaries of Registrant (None)

23.1	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (Included on Signature Page)*

*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1, filed with the Commission on December 24, 2013.
**           To be filed by amendment.
***	Previously filed as an exhibit to Amendment No. 1 to Company’s Registration Statement on Form S-1, filed with the Commission on February 14, 2014.

Item 17.   Undertakings

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
o reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

 (6)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement or amendment to be signed on its behalf by the undersigned, in Pensacola, Florida, on April 2, 2014.

GREENSCAPE LABORATORIES, INC.

Date: April 2, 2014	By: /s/ James R. J. Scheltema
James R. J. Scheltema, Chief Executive Officer, Chief Financial Officer,
(Principal Executive Officer, Principal Financial/Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

Date: April 2, 2014	By: /s/ James R. J. Scheltema
James R. J. Scheltema, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors
(Principal Executive Officer, Principal Financial/Accounting Officer)

Date: April 2, 2014	By: /s/ Alexander M. Scheltema
Alexander M. Scheltema, Chief Operating Officer, Director

Date: April 2, 2014	By: /s/ Loretta Moss
Loretta Moss, Secretary, Director